EXHIBIT 6.6

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                   BRANSON SIGNATURE RESORTS, INC. ("BRANSON")

                                       AND

                    ADVANCED GAMING TECHNOLOGY, INC. ("AGTI")

                                       AND

                 THE EXCHANGING SHAREHOLDERS (AS DEFINED HEREIN)




                            DATED AS OF JUNE 1, 1995



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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I.  EXCHANGE OF SHARES...........................................    2
     Section 1.1.  Plan of Reorganization................................    2
     Section 1.2.  Exchange of Stock.....................................    2
     Section 1.3.  Ownership of All Property and the Entire Business ....    2
         A.   Assets.....................................................    3
         B.   Interests..................................................    3
         C.   Realty.....................................................    3
         D.   Authorities................................................    4
         E.   Property...................................................    4
     Section 1.4.  Liabilities, Obligations and Contracts................    4
     Section 1.5.  Excluded Property.....................................    5

ARTICLE II.  AGTI EXCHANGE SHARES, OTHER TRANSFER AND OBLIGATIONS .......    5
     Section 2.1.  AGTI Exchange Shares..................................    5
     Section 2.2.  Other Transfers and Obligations.......................    6
         A.   Excluded Property..........................................    6

ARTICLE III.  CLOSING PROVISIONS.........................................    6
     Section 3.1.  The Closing and Closing Provisions....................    6
     Section 3.2.  Deliveries by Exchanging Shareholders at the Closing..    6
         A.   Branson Stock Certificates.................................    6
         B.   Conditions Precedent.......................................    6
         C.   Miscellaneous..............................................    6
         D.   Corporate Records..........................................    6
     Section 3.3.  Deliveries by AGTI at the Closing.....................    7
     Section 3.4.  Deliveries by Branson.................................    7
     Section 3.5.  Exhibit Deliveries....................................    7

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BRANSON AND
             EXCHANGING SHAREHOLDERS.....................................    7
     Section 4.1.  Organization, Good Standing and Approval..............    8
     Section 4.2.  Capitalization and Title to Shares....................    8
     Section 4.3.  Ownership and Authority...............................    9
     Section 4.4.  Branson Subsidiaries..................................    9
     Section 4.5.  Financial Statements..................................    9
     Section 4.6.  Undisclosed Liabilities...............................   10
         A.   Permitted Encumbrances.....................................   10
         B.   Indebtedness...............................................   10
         C.   Economic, Property or Personal Liability...................   10
     Section 4.7.  Absence of Conflicting Agreements or Required Consents   10
     Section 4.8.  Schedule of, Title to, and Condition of
                   Branson Property......................................   11
         A.   Title and Encumbrances.....................................   11
         B.   Realty; Leases.............................................   11

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         C.   Contracts, Authorities, Etc................................   12
         D.   Bank Accounts..............................................   13
         E.   Subsidiaries...............................................   13
     Section 4.9.  Compliance with Laws..................................   13
         A.   Notice of Non-Compliance...................................   13
         B.   Defaults...................................................   14
         C.   Governmental Regulations...................................   14
         D.   Authorities................................................   14
                  1.  General............................................   14
                  2.  Federal and State Law..............................   14
     Section 4.10. Legal Proceedings.....................................   14
         A.   No Outstanding Judgments...................................   14
         B.   Pending or Threatened Litigation or Proceedings............   14
         C.   Permits and Payments.......................................   15
     Section 4.11. Taxes and Tax Returns.................................   15
     Section 4.12. Insurance.............................................   16
     Section 4.13. Adequacy of Authorities, Etc..........................   17
         A.   Existence and Validity.....................................   17
         B.   Full Force.................................................   17
         C.   Enforceability.............................................   17
     Section 4.14. Unfulfilled Commitments...............................   17
     Section 4.15. Assumed Name..........................................   17
     Section 4.16. Personnel.............................................   17
     Section 4.17. Employment Contracts and Benefits.....................   18
     Section 4.18. Shareholders Directors and Officers...................   18
     Section 4.19. No Other Commitment to Sell...........................   18
     Section 4.20. Enforceability........................................   19
     Section 4.21. Commissions...........................................   19
     Section 4.22. Patents, Trademarks, Licenses, Etc....................   19
     Section 4.23. Disclosure............................................   19

ARTICLE V.  COVENANTS OF BRANSON AND EXCHANGING SHAREHOLDERS.............   20
     Section 5.1.  Affirmative Covenants Pending Closing.................   20
         A.   Access.....................................................   20
         B.   Conduct of Business........................................   20
         C.   Preservation of Business...................................   20
         D.   Corporate Matters..........................................   20
         E.   Maintenance of Insurance...................................   20
         F.   Employees and Compensation.................................   21
         G.   New Transactions...........................................   21
         H.   Dividends, Distributions and Acquisitions of Shares........   21
         I.   Liabilities and Waiver of Claim............................   21
         J.   Existing Agreements........................................   21
         K.   Consents...................................................   21
     Section 5.2.  Exception.............................................   22

ARTICLE VI.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF AGTI...........   22
     Section 6.1.  Authority.............................................   22
     Section 6.2.  Commissions...........................................   22

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     Section 6.3.  No Breach; Consents...................................   22
     Section 6.4.  Litigation............................................   22
     Section 6.5.  Acquisition for Investment............................   23
     Section 6.6.  Consents, Etc.........................................   23
     Section 6.7.  Exchange Shares.......................................   23
     Section 6.8.  Organization, Good Standing and Approval..............   23
     Section 6.9.  Capitalization and Title to Shares....................   23
     Section 6.10. Financial Statements..................................   24
     Section 6.11. Undisclosed Liabilities...............................   24
         A.   Permitted Encumbrances.....................................   24
         B.   Indebtedness...............................................   24
         C.   Economic, Property or Personal Liability...................   25
     Section 6.12. Absence of Conflicting Agreements or Required Consents   25
     Section 6.13. Title to and Condition of AGTI Property...............   25
         A.   Title and Encumbrances.....................................   25
         B.   Realty; Leases.............................................   26
         C.   Contracts, Authorities, Etc................................   26
         D.   Subsidiaries...............................................   27
     Section 6.14. Compliance with Laws..................................   27
         A.   Notice of Non-Compliance...................................   27
         B.   Defaults...................................................   27
         C.   Governmental Regulations...................................   27
         D.   Federal and State Law......................................   28
     Section 6.15. Taxes and Tax Returns.................................   28
     Section 6.16. Insurance.............................................   29
     Section 6.17. Adequacy of Authorities, Etc..........................   29
         A.   Existence and Validity.....................................   29
         B.   Full Force.................................................   29
         C.   Enforceability.............................................   29
     Section 6.18. Unfulfilled Commitments...............................   30
     Section 6.19. Assumed Name..........................................   30
     Section 6.20. Employment Contracts and Benefits.....................   30
     Section 6.21. Directors and Officers................................   30
     Section 6.22. Enforceability........................................   31
     Section 6.23. Patents, Trademarks, Licenses, Etc....................   31
     Section 6.24. Disclosure............................................   31
     Section 6.25. Affirmative Convenants Pending Closing................   31
         A.   Access.....................................................   31
         B.   Conduct of Business........................................   31
         C.   Preservation of Business...................................   32
         D.   Corporate Matters..........................................   32
         E.   Maintenance of Insurance...................................   32
         F.   Employees and Compensation.................................   32
         G.   New Transactions...........................................   32
         H.   Dividends, Distributions and Acquisitions of Shares........   32
         I.   Liabilities and Waiver of Claim............................   33
         J.   Existing Agreements........................................   33

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ARTICLE VII. CONDITIONS PRECEDENT........................................   33
     Section 7.1.  Conditions Precedent to AGTI's Obligations
                   to Consummate the Exchange............................   33
         A.   Branson Stock Transfer.....................................   33
         B.   Compliance.................................................   33
         C.   Representations, Warranties and Covenants..................   33
         D.   No Changes.................................................   34
         E.   Corporate Approval.........................................   34
         F.   Termination of Shareholder Agreements......................   34
         G.   Outstanding Branson Stock..................................   34
     Section 7.2.  Deliveries Precedent to AGTI's Obligations
         to Consummate the Exchange......................................   34
         A.   Conveyances and Other Documents............................   34
         B.   Certificate of Exchanging Shareholders.....................   34
         C.   Post-Closing Agreements....................................   35
         D.   Consents...................................................   35
         E.   Release....................................................   35
         F.   Legal Opinion..............................................   35
         G.   FIRPTA Certificate.........................................   36
         H.   Stock Offering.............................................   36
     Section 7.3.  Conditions Precedent to the Obligations of the
                   Exchanging Shareholders to Consummate the Exchange ...   36
         A.   Compliance.................................................   36
         B.   Representations, Warranties and Covenants..................   37
         C.   Certificate................................................   37
         D.   Legal Opinion..............................................   37
     Section 7.4.  Conditions to All Parties' Obligation to
         Consummate the Exchange.........................................   37
         A.   Value of Branson...........................................   37
         B.   Employment Agreements......................................   37
         C.   Major Decisions............................................   37
         D.   Separate Business Units....................................   38
     Section 7.5.  Post-Closing Undertakings.............................   38

ARTICLE IX.  POST-CLOSING OBLIGATIONS....................................   39

ARTICLE X.  GENERAL PROVISIONS...........................................   40
     Section 10.1. Statements Deemed Representations.....................   40
     Section 10.2. Survival..............................................   40
     Section 10.3. Exchanging Shareholders' Agreement to Indemnify.......   40
         A.   Indemnification............................................   40
         B.   Limitation of Liability....................................   40
         C.   Conditions of Indemnification..............................   41
         D.   Non-exclusivity............................................   42
     Section 10.4. AGTI's Agreement to Indemnify.........................   42
         A.   Indemnification............................................   42

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         B.   Limitation of Liability....................................   42
         C.   Conditions of Indemnification..............................   43
         D.   Non-exclusivity............................................   43
         E.   Representative.............................................   43
     Section 10.5. Additional Conveyances................................   43
     Section 10.6. Notices...............................................   43
     Section 10.7. Assignment or Substitution............................   44
     Section 10.8. Several Obligations of Exchanging Sh-
         areholders......................................................   44
     Section 10.9.  Applicable Law and Remedies..........................   44
     Section 10.10. Taxes and Expenses...................................   45
     Section 10.11. Parties in Interest..................................   45
     Section 10.12. Waiver...............................................   45
     Section 10.13. Entire Agreement; Alteration or Amendment............   45
     Section 10.14. Captions.............................................   45
     Section 10.15. Counterparts.........................................   45
     Section 10.16. Approval of Documents................................   45
     Section 10.17. Expenses of Enforcement..............................   46
     Section 10.18. Compliance with Conditions...........................   46
     Section 10.19. Materiality..........................................   46
     Section 10.20. Pronouns and Terms...................................   46
     Section 10.21. Severability.........................................   46

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT (herein "Agreement") is made as of June 1, 1995, by and among BRANSON SIGNATURE RESORTS, INC., a Nevada corporation with its principal executive office in Branson, Missouri ("Branson"); ADVANCED GAMING TECHNOLOGY, INC., a Wyoming corporation with its principal business office in Vancouver, Province of British Columbia, Canada ("AGTI"); and the shareholders of Branson who shall execute and deliver this Agreement and thereby agree to be bound by the terms hereof (each herein an "Exchanging Shareholder" and sometimes collectively herein the "Exchanging Shareholders"); Branson, Exchanging Shareholders and AGTI sometimes collectively herein the "Parties."

                                    RECITALS

     A. Branson and AGTI previously have entered into a letter agreement dated November 30, 1994, together with an addendum thereto dated on or about January 31, 1995, which concerns the subject matter of this Agreement.

     B. The Exchanging Shareholders own the issued and outstanding shares of the capital stock of Branson set forth in Exhibit A (as may be amended from time to time), which collectively constitute the percentage of the issued and outstanding capital stock of Branson set forth in said Exhibit A (the "Branson Stock").

     C. Branson owns, either directly or indirectly, the "Branson Property" (as defined in Section 1.3), together with all licenses, permits and charters, franchises and other rights necessary to engage in the destination resorts development, management and operations business in the jurisdiction(s) in which it currently operates and conducts business or in which any of the Property is located (the "Branson Business").

     D. AGTI desires to acquire, and the Exchanging Shareholders desire to transfer, the Branson Stock; provided that, AGTI shall acquire not less than ninety percent (90%) of the issued and outstanding capital stock of Branson on the "Closing Date" (as hereinafter defined) and, through such ownership of Branson, a pro rata indirect ownership interest in all rights, title and interests in and to the Branson Property and Branson Business on the terms and subject to the conditions contained in this Agreement.

     E. The Parties desire to consummate the transaction described in this Agreement as a tax-free type "B" reorganization under the United States Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the Parties, intending to be legally bound, and for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, agree as follows:

                                    ARTICLE I

                               EXCHANGE OF SHARES

     Section 1.1. Plan of Reorganization. The Parties adopt this Agreement as a Plan of Reorganization governed by Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto.

     Section 1.2. Exchange of Stock. Subject to the terms and conditions set forth in this Agreemen , at the "Closing" (as defined in Section 3.1) each Exchanging Shareholder agrees to exchange, convey, transfer, assign and deliver all Branson Stock owned by such Exchanging Shareholder to AGTI in exchange for the "AGTI Exchange Shares" (as defined in Section 2.1), and AGTI agrees to accept the same, all such Branson Stock to be free and clear of any and all liens, charges, claims or encumbrances of any kind, nature or quantity whatsoever, with the certificates representing such Branson Stock duly endorsed for transfer in blank, or with properly executed stock transfer powers, with signature guarantees thereon.

     Section 1.3. Ownership of All Property and the Entire Business" of Branson. The Parties intend that, by AGTI's acquisition of the Branson Stock as set forth in this Agreement, AGTI shall acquire proportionate ownership interest in Branson which, as of the date of this Agreement, owns (directly or indirectly through Branson's subsidiaries) good, sufficient and marketable title in and to all the Branson Property, and any other assets, rights, privileges and interests related to and now owned and used or held for use in the operation of the Branson Business of whatever source, nature, kind or quality and wherever located, together with any of the same as may have been subsequently acquired prior to the Closing Date, provided, however, that such of the "Excluded Branson Property" (as defined in Section 1.5) that shall have been conveyed or otherwise disposed of prior to the Closing as permitted by this Agreement shall not be required to be owned directly or indirectly by Branson at the Closing Date.

     The properties, assets, rights, privileges and interests owned (directly or indirectly) and to be owned at Closing by Branson include, but shall not be limited to:

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          A.  Assets.  All fixed or tangible or  corporeal  moveable  assets now owned (directly or indirectly through Branson's  subsidiaries) or hereafter
     acquired  to  the  Closing  Date,  including,   but  not  limited  to,  all
     automobiles, other vehicles and motorized or moveable equipment, machinery, equipment, furniture, supplies; all computer hardware and software; all buildings and improvements (not otherwise included as "Branson Realty" [as defined in Section 1.2.C]); all cash on hand and on deposit; all accounts
     and  other  investments;  all  drawings,   blueprints,   plats,  plans  and
     specifications relating to the facilities and developments of the Business; all inventories of materials and supplies of whatever kind, quantity or nature; and all other tangible personal property, assets and equipment owned and used or usable by Branson (or its subsidiaries) in connection with the Branson Business (all collectively herein the "Branson Assets"). The material Branson Assets are described generally in Exhibit B attached, and include those included in the financial statements constituting Exhibit
     F.1 attached, excluding those disposed of in the normal course of business subsequent to the date of such financial statements or such other dispositions otherwise disclosed and consented to by AGTI, and including those acquired after the date of such financial statements (including any to be acquired pursuant to an agreement described in Exhibit K).

          B. Interests. All rights, privileges, benefits and interests under any and all contracts, agreements, partnership, limited liability company or joint venture agreements, franchises, consents, insurance policies, or licenses, permits or certificate. (except those included as Branson Authorities [as defined in Section 1.3.D]), including, but not limited to, computer software licenses; agreements and permits or lease arrangements (or rights thereunder) with respect to intangible, personal or real property or interests therein; consents, licenses, authorities, certificates; agreements with suppliers, purchasers and agents; statements, filings and submissions with governmental agencies; business and other licenses and prepaid expenses, and all claims and rights relating to any of the Branson Business; the rights to the use of any and all names or marks (including, without limitation, all trademarks, trade names and logos used prior to Closing with respect to the Branson Business); and any and all management or agency agreements or arrangements of, or pertaining to any of, the Branson Business, and all other agreements, approvals, consents and authorizations used or owned in connection with the Branson Business, whether intangible, personal, real or mixed, owned (directly or indirectly through Branson's subsidiaries) by Branson and used or usable by reason of, or in connection with, any of the Branson Business (collectively herein the "Branson Interests"). All of the material Branson Interests are identified and set forth on Exhibit C attached.

          C. Realty. All real property (or mixed real and personal property) owned (directly or indirectly through the Branson subsidiaries) by Branson and used or held for use by reason of, or in connection with, any of the Branson Business, including, but not limited to, land, structures, buildings, easements, servitudes or licenses and agreements or arrangements or leases (or rights thereunder) with respect to real property or interests therein, development agreements, leasehold improvements, building improvements, other improvements, fixtures and rights-of-way and any other or similar properties, which are described in or relate to any of the properties and interests described in said exhibit (collectively herein the "Branson Realty"). All of the material Branson Realty is identified and set forth on Exhibit D attached.

          D. Authorities. All authorities (including, but not limited to, all prior and current modifications and amendments thereto, proposals, requests and applications therefor, submissions or filings in connection therewith, acceptances and transfers thereof, all orders, enactments or resolutions, if any, pursuant to which the authorities may have been originally issued or subsequently modified, reissued or transferred and all prior and current transfers and acceptances thereof and consents thereto), permits, consents, licenses, franchises, and agreements or arrangements creating or setting forth obligations, rights, privileges or interests issued, granted or undertaken by or with persons or entities used or held for use by reason of, or in connection with, the Branson Business, including, but not limited to, governmental or quasi-governmental authorities or others, to establish, maintain or operate the Branson Business, and all similar items owned (directly or indirectly through Branson's subsidiaries) by Branson
     (collectively herein the "Branson Authorities"). All of the material Branson Authorities are identified and described on Exhibit E attached.

          E. Property. As used in this Agreement, "Branson Property" means collectively the Branson Assets, the Branson Interests, the Branson Realty and the Branson Authorities, excluding (i) the Excluded Branson Property (as defined in Section 1.5), (ii) any Branson Property disposed of in the ordinary course of business following the date of this Agreement, and (iii) any Branson Property not disposed of in the ordinary course of business, but disclosed and consented to by AGTI, and including any property or asset acquired by Branson or its subsidiaries subsequent to the date of this Agreement and set forth in the records of Branson.

     Section 1.4. Liabilities, Obligations and Contracts. Except as set forth in Exhibit F, and subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referenced in the specific descriptions set forth in Exhibits B, C or D or the records of Branson; and (ii) the liens, encumbrances or security interests of any lender permitted pursuant to the provisions of this Agreement, all of the Branson Property to be transferred indirectly to AGTI in connection with the transactions contemplated by this Agreement shall be free and clear of any and all liens, claims, security interests or encumbrances of whatever kind, quantity or nature, excluding, however, for this purpose any inchoate tax liens, undetermined or inchoate materialmen's, mechanics', workmen's, repairmen's or employees' liens or other like liens arising in the ordinary course of business, whether accrued, absolute, contingent or otherwise or any arising under or pursuant to indebtedness described, set forth or accounted for in the financial statements of Branson (on a consolidated basis) and its subsidiaries referred to in Section
4.5 of this Agreement or otherwise described in the exhibits hereto.

     Section 1.5. Excluded Property. The property described in Section 2.2.A of this Agreement shall be excluded for purposes of Section 1.3 of this Agreement when transferred to the person or persons entitled thereto in compliance with the provisions of such section ("Excluded Branson Property").

                                   ARTICLE II

              AGTI EXCHANGE SHARES, OTHER TRANSFERS AND OBLIGATIONS

     Section 2.1. AGTI Exchange Shares.

     At the Closing but subject to the terms and conditions of this Agreement, AGTI shall deliver 8,500,000 shares of its authorized but unissued (or treasury stock) common stock, $0.005 par value at a deemed value, of $1.00 per share, for each share of the issued and outstanding common stock, $0.001 par value, of Brans n (i.e., the Branson Stock) delivered by the Exchanging Shareholders. The Exchanging Shareholders shall deliver to AGTI not less than ninety percent (90%) of the issued and outstanding capital stock of Branson as of the Closing Date. It is the intent of the Parties that the shareholders of Branson exchanging their Branson Stock for AGTI Exchange Shares shall own in the aggregate not more than thirty-seven percent (37%) of the issued outstanding capital stock of AGTI at the Closing (taking into account the issuance of the AGTI Exchange Shares) assuming that shareholders of Branson shall have tendered to AGTI 100% of the issued and outstanding capital stock of Branson pursuant to this Agreement(herein the "Branson Shareholder AGTI Ownership Percentage"). If less than 100% (but at least 90%) of the issued and outstanding capital stock of Branson is tendered to AGTI pursuant to this Agreement, then the Branson Shareholder AGTI Ownership Percentage shall be deemed reduced to an equivalent percentage of 37%. The aggregate number of shares of AGTI's common stock, $0.005 par value, to be issued in exchange for the Branson Stock is referred to in this Agreement as the "AGTI Exchange Shares."

     Section 2.2. Other Transfers and Obligations.

          A. Excluded Property. The Excluded Property is designated on Exhibit B1, which i a part of Exhibit B. Branson shall convey the Excluded Property to the persons described in said Exhibit B1.

                                   ARTICLE III

                               CLOSING PROVISIONS

     Section 3.1. The Closing and Closing Provisions. The closing of the exchange of the Branson Stock for the AGTI Exchange Shares contemplated by this Agreement (the "Closing") shall take place on or before 5:00 p.m., July 15, 1995 (the "Closing Date"), at a location to be agreed upon by the parties prior to the closing, or such other date and time or location as the Parties may otherwise later agree.

     Section 3.2. Deliveries by Exchangi g Shareholders at the Closing. At the Closing, the Exchanging Shareholders shall deliver (or cause to be delivered) the following to AGTI:

          A. Branson Stock Certificates. Certificates, endorsed in blank by each Exchanging Shareholder, or with appropriate and separate attached stock transfer powers properly signed, with signature guarantees by a commercial bank or stock brokerage company attached, representing all of the issued and outstanding shares (of whatever character) of the capital stock of Branson owned by each such Exchanging Shareholder.

          B. Conditions Precedent. Any consent, certificate, list, document, instrument or other matter designated as a condition precedent under Sections 7.1 and 7.2 of this Agreement.

          C. Miscellaneous. All filings and submissions to any governmental agency, indentures, agreements, contracts, mortgages, leases, licenses, files, correspondence, memoranda, other documents of like character, books and records, papers and all other documents or instruments or things pertaining to the Branson Business made, created or filed prior to the Closing Date.

          D. Corporate Records. Complete and correct copies (or when available, originals) of Branson's and its subsidiaries' articles of incorporation, bylaws (all as amended to the Closing Date), stock transfer books, corporate minute books, books of account and ot er financial records, tax returns, reports and documents, all corporate seals, keys, safe combinations, and similar items, and all certificates of title, certificates of deposit, passbooks, checkbooks, bank records, paid invoices, bonds, insurance policies, bills of sale, deeds, assignments, conveyances and any and all evidence of title, and all other papers, documents or instruments or things similar or dissimilar to those referred to herein of or pertaining to Branson, its subsidiaries, the Branson Property, the Branson Interests or the Branson Business. Delivery of such records and other documents, instruments or items shall be considered made as long as such records are located in the principal office(s) of or at an on-site construction office of, Branson or its subsidiaries on the Closing Date. Following the Closing, AGTI agrees that Branson may provide any of Exchanging Shareholder, at such Exchanging Shareholder's expense, with unrestricted access to original records, documents, instruments and items of Branson (or its subsidiaries) existing at the Closing Date during normal business hours upon reasonable notice setting forth a proper purpose therefor) by such Exchanging Shareholder to Branson from time to time deemed necessary for a period of three 13) years following the Closing Date.

     Section 3.3. Deliveries by AGTI at the Closing. At the Closing, AGTI shall deliver to the Exchanging Shareholders (i) the AGTI Exchange Shares, and (ii) the documents, certificates, items and, other matters designated as conditions precedent under Section 7.3, all in the manner and orm provided for in this Agreement.

     Section 3.4. Deliveries by Branson. At the Closing (or in conjunction therewith) or thereafter as required by this Agreement, Branson shall deliver to appropriate persons (or assigns), (i) appropriate assignments for the Excluded Property, ii) any certificate, consent, list, document, instrument or other matter designated as a condition precedent under Section 7.2 of this Agreement.

     Section 3.5. Exhibit Deliveries. The Parties acknowledge that it is not feasible to attach Exhibits C, E and G through O for Branson and Exhibits AA through II for AGTI at the date of this Agreement. Such exhibits will be prepared by Branson AGTI respectively within forty-five (45) days following the Closing. Upon approval of such exhibits by all Parties, they shall be . attached to this Agreement, and, upon their attachment, shall be deemed effective for all purposes of this Agreement as of the date of this Agreement notwithstanding their attachment at a later date.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BRANSON AND
                             EXCHANGING SHAREHOLDERS

     Branson and each (severally and not jointly) Exchanging Shareholder represents and warrants as to the following:

     Section 4.1. Organization, Good Standing and Approval. Branson and each of its subsidiaries are duly organi ed, validly existing and in good standing under the laws of the state of its organization. Branson and each subsidiary of Branson is qualified to do business and in good standing in each jurisdiction in which its activities require it to be so qualified if material to the Branson Business. Branson and each subsidiary of Branson has all necessary power and authority to own, lease, and operate its properties and assets and to engage in the business which is contemplated by Branson as and in the places where its property and assets are owned, leased, or operated or where such business is being or is to be conducted. Branson and its subsidiaries have no business other than owning and operating the Branson Business.

     Section 4.2. Capitalization and Title Shares. As of the closing, the authorized capital stock (of whatever class or character) of Branson consists of 100,000,000 common shares, $.001 par value, of which 9,000,000 shares currently are issued and outstanding. All such issued and outstanding shares have been issued fully paid and nonassessable. Except for shares held by Branson as treasury stock, Branson's issued and outstanding capital stock owned by an Exchanging Shareholder, beneficially and of record, is set forth opposite such shareholder's name in Exhibit A attached. All of the shares of Branson Stock are validly issued, fully paid and non-assessable, and are free and clear, or on or before the Closing Date shall be free and clear of any and all liens, encumbrances, obligations, options, commitments, restrictions, charges and claims of whatever kind, nature or quantity whatsoever. The Branson Stock is not subject to any restrictions or limitations prohibiting or restricting transfer, other than restrictions on transferability imposed generally on securities by federal and state securities laws or shareholder agreements among the Exchanging Shareholders and Branson previously disclosed to AGTI or in the exhibits to this Agreement, none of which will prevent the transactions contemplated by this Agreement. There are no outstanding subscriptions, options, rights, puts, calls, warrants, convertible securities or other agreements or commitments obligating Branson to issue or to transfer from treasury any additional shares of its capital stock of any class. Such Exchanging Shareholder has, or shall have on the Closing Date, full legal right, power and authority to sell, transfer and deliver his/her/its shares of Branson Stock to AGTI in exchange for AGTI Exchange Shares. No action is pending or has been threatened against such Exchanging Shareholder's ownership of, or right to transfer, the Branson Stock set forth opposite such shareholder's name in Exhibit A attached. The delivery of the Branson Stock to AGTI pursuant to the provisions of this Agreement will transfer valid title and full legal and beneficial ownership to all of such shares of Branson Stock owned by such Exchanging Shareholder as and in the kind, nature, quantity, quality and condition required by this Agreement.

     Section 4.3. Ownership and Authority. Such Exchanging Shareholder is the legal and beneficial owner of the Branson Stock, set forth opposite his/her/its name in Exhibit A, free and clear of any claims, liens or encumbrances of any kind, nature or quantity whatsoever. Such Exchanging Shareholder has full right, power, legal capacity and authority to enter into and perform his/ her/its obligations under this Agreement. The execution and delivery of this Agreement by such Exchanging Shareholder has been duly authorized, and the provisions of this Agreement are binding upon and enforceable against such Exchanging Shareholder. Except as set forth on Exhibit A, for purposes of the transactions contemplated by this Agreement, such Exchanging Shareholder is a citizen or tax resident of the United States for purposes of Sections 897 and 1445 of the Code (as defined in Section 4.11).


     Section 4.4. Branson Subsidiaries. The only subsidiaries of Branson are Branson Bluffs Resorts, Inc., a Missouri corporation ("Branson Bluffs"), and River Oaks Resort and Country Club, Inc., a Texas corporation ("River Oaks"). The authorized capital stock (of whatever class or character) of Branson Bluffs consists of 30,000 shares of common stock, no par value, of which 30,000 shares are issued and outstanding, and all of which are owned (or will be owned at Closing) by Branson, free and clear of any liens, claims or encumbrances of any kind, nature, quality or quantity whatsoever except transfer restrictions as may be imposed pursuant to federal or applicable state securities laws generally. The authorized capital stock (of whatever class or character) of River Oaks consists of 1,000,000 shares, $1.00 par value, of which 1,000 shares are issued and outstanding, and all of which are owned (or will be owned at Closing) by Branson, free and clear of any liens, claims or encumbrances of any kind, nature, quality or quantity whatsoever except transfer restrictions as may be imposed pursuant to federal or applicable state securities laws generally.

     Section 4.5. Financial Statements. The financial statements for Branson on a consolidated basis with its subsidiaries attached as Exhibit F.1 are, and will be, true, correct and complete statements of the financial condition, assets and liabilities, and all reserves and accruals of Branson as of the dates and for the periods covered, and they fairly present, in all material respects, the financial condition of Branson for the period or periods covered and all of them were prepared in accordance with generally accepted accounting principles on a consistent basis with that of prior periods. Between the date(s) of such financial statements and the date of this Agreement, there has not been (i) any material adverse change in the condition, financial or otherwise, of Branson, the Branson Business or the Branson Property, except as set forth on Exhibit F.2 or covered by subclause (iii) below, (ii) any damage, destruction or loss, whether or not covered by insurance, that materially and adversely affects Branson or the Branson Business, (iii) any disposition or acquisition of any material Branson Property other than in the normal course of business or otherwise disclosed to AGTI.

     Section 4.6. Undisclosed Liabilities.

          A. Permitted Encumbrances. Except as set forth or described in Exhibit G, as of the Closing there shall be n liens or encumbrances of any kind, nature or quantity whatsoever, directly, indirectly, actually or purportedly burdening, encumbering or pertaining to the Branson Business or the Branson Property.

          B. Indebtedness. Other than items (i) specified in the exhibits pertaining to either Branson or the Exchanging Shareholders in this Agreement, (ii) incurred pursuant to contracts, agreements or other commitments listed, described or referred to in the exhibits pertaining to either Branson or the Exchanging Shareholders in this Agreement, or (iii) of a type described in or referred to in any provision of this Agreement but not set out in the exhibits pertaining to either Branson or the Exchanging Shareholders in this Agreement, Branson does not have any debts, liabilities or obligations of any nature, kind or quantity, whether accrued, absolute, contingent or otherwise and whether due or to become due, known or unknown, except:

               1. To the extent set forth on or reserved against in the balance sheet of Branson dated as of May 31, 1995;

               2. Liabilities incurred since such balance sheet date and obligations under agreements entered into in the ordinary course of business; and

               3. Items that will not req ire payments by Branson in excess of Two Hundred Thousand Dollars ($200,000.00) in the aggregate, within forty-five (45) days following the date of this Agreement.

          C. Economic, Property or Personal Liability. Except as summarized in Exhibit H, neither such E changing Shareholder nor Branson has any knowledge of any fact, circumstance or occurrence which has given or might give rise to any material liability, obligation or claim for economic, property or personal injury or harm to any person, entity or property against Branson.

     Section 4.7. Absence of Conflicting Agreements or Required Consents. The execution, delivery and consummation of this Agreement and the transactions contemplated hereby are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in a breach of, the terms, conditions or provisions of, or constitute a default under:

          A. Branson's articles of incorporation, bylaws or other organizational or constating documents; or

          B.  Any  other  agreement  or  instrument  to  which  such  Exchanging
     Shareholder  or  Branson  is  now a  party,  or to  which  such  Exchanging
     Shareholder or Branson or any of the Branson Business or the Branson Property is subject or bound, including, without limitation, any of the Branson Authorities or any Branson Interest. Except for governmental authorities from time to time hereafter generally applicable to the Branson Business, all approvals and consents required to consummate the transactions contemplated by this Agreement have been obtained, or such Exchanging Shareholder and Branson, in good faith, believe they will be obtainable within a reasonable period following the date of this Agreement. Neither the ownership, use nor conduct of any of the Branson Business conflicts with any rights, whether arising out of contract or otherwise, of any other person or entity.

     Section 4.8. Schedule of, Title to, and Condition of Branson Property. Branson (including its subsidiaries) has no assets, properties or interests which it owns, or which is used, reasonably held for use or available for use in connection with the Branson Business which are not set forth in the exhibits or schedules or otherwise described in Article I. The Branson Assets, Branson Interests, Branson Realty and Branson Authorities are respectively summarized, subject to any express exclusions, in Exhibits B, C, D and E attached. Branson (or its subsidiaries) owns, and at Closing shall own, without material exception, all Branson Realty, in the form of real property owned in fee or merchantable title or valid and binding rights, licenses, permits, easements or rights-of-way for periods of time sufficient for the purpose of the conduct and operation of the Branson Business.

          A. Title and Encumbrances. Except as set forth in or in connection with indebtedness described in Exhibit G, no financing statement, deed of trust, chattel or other mortgage, or other security instrument or device, or notice of any thereof, under the aws of any jurisdiction with respect to any of the Branson Business or the Branson Property has been filed or recorded in any jurisdiction; and Branson has not executed, nor has any person or entity executed on behalf of Branson, any document or instrument authorizing any secured party thereunder to file any such financing statement, mortgage, deed of trust statement or other security device or instrument or notice of any thereof.

          B. Realty; Leases. A summary of the Branson Realty is set forth in Exhibit D. Except for the Branson Bluffs' property previously disclosed to AGTI, all such interests are valid, subsisting, binding and enforceable by Branson and there is no material default or breach by Branson or, to the knowledge of such Exchanging Shareholder or Branson, by the other party or parties thereto nor has any event occurred that, with the passage of time or the giving of notice, or both, would become a material breach or default, except as set forth in Exhibit D. With respect to Branson
     Realty:

               i) Branson has not received any notice of the exercise of eminent domain or condemnation which may affect any of its material real property in any way, or any notice regarding the annexation of all or any of such property, and, to the best knowledge and belief of Branson, no such action is pending or threatened.

               ii) No material part thereof is subject to any preferential right of purchase in favor of any other person.

               iii) Branson has no knowledge of any material structural defects or deficiencies or any subsurface or soil problems related to any material real property or improvement. The material HVAC, electrical and other operating systems within or about any improvements have been maintained in a good and workmanlike manner and are in good working order and condition normal wear and tear excepted.

               iv) Branson has no knowledge of, nor has Branson released or caus d to be released, any hazardous substances on, about or from any part of the Branson Realty. To the best knowledge of Branson, Branson and its subsidiaries are in compliance with all environmental laws and regulations, except to the extent such non-compliance would not have a material adverse affect on the financial condition of Branson or any of the material Branson Realty. For purposes of this agreement, "environmental laws" means all or any federal, state or local statutes, ordinances, regulations or other similar governmental promulgations relating to the environment or to emissions, discharges, releases, actual or threatened, of hazardous wastes or substances into the environment. For this purpose, "hazardous wastes or substances" refers to pollutants, contaminants, chemicals, or industrial toxic or hazardous wastes or substances regulated by or subject to any environmental law.

          C. Contracts, Authorities, Etc. All presently existing contracts, agreements, licenses, permits, Branson Authorities, applications, consents, commitments, insurance policies, easements, servitudes, leases, rights-of-way, understandings or other arrangements creating or setting forth obligations, liabilities, rights, privileges or interests, whether written or oral, expressed or implied, connected with or relating to the Branson Business, are either:

               i) agreements, commitments, obligations or understandings, which if written, are listed in the exhibits referred to in this Secti n 4.8, and true and complete copies have been made available to AGTI or, if oral and material to be the Branson Business, their terms are described and summarized in the exhibits referred to in this Section 4.8; or

               ii) miscellaneous service or other contracts or agreements, all of which are terminable at will or upon notice of not more than sixty
          (60) days without penalty or other liability of any kind.

     Branson (or its subsidiaries), has complied in all material respects with all material provisions of such agreements and arrangements required to be complied with by Branson (or its subsidiaries) in connection with the Branson Business or the Branson Property. All payments required thereunder are current, and there are no material breaches or defaults thereunder in any respect. No event has occurred, which upon the giving of notice or lapse of time, or both, would constitute any such material breach or default. All of such agreements have been duly executed and delivered, and are now, and at Closing shall be, valid, binding upon, and enforceable by Branson (or its subsidiaries) in accordance with their respective terms. True and complete copies of all documents referred to or covered by this
     Section 4.8 which have not been previously made available to AGTI will be made available promptly to AGTI upon request or upon discovery that they have not been previously made available to AGTI.

          D. Bank Accounts. Exhibit H identifies all accounts and safety deposit boxes with banks or other financial institutions maintained by or on behalf of Branson or its subsidiaries, together with the authorized signatories for such accounts or boxes.

          E. Subsidiaries. Branson does not own, directly or indirectly, any interest or investment, whether equity or debt, in any corporation, partnership, company, trust or other entity other than as set forth in Exhibit B attached or described in Section 4.4 above.

     Section  4.9.  Compliance  with Laws.  Branson (and its  subsidiaries)  has complied and will continue to the Closing to comply in all material respects with all applicable material federal, state and local laws, rules and regulations, and with all material, pertinent provisions of the Branson Interests and agreements or arrangements pertaining to any of the Branson Realty or the Branson Authorities.

          A. Notice of Non-Compliance. Branson has not received any notice, written or oral, asserting noncompliance in any material respect with applicable laws, rules or regulations of the United States of America, any state, county, municipality, or other political subdivision or any agency thereof having jurisdic-tion over Branson, its subsidiaries or any of the Branson Business or the Branson Property.

          B. Defaults. Neither Branson (or its subsidiaries) nor such Exchanging Shareholder is in default with respect to any judgme t, order, injunction or decree of any court, administrative agency or other governmental authority in any respect material to the transactions contemplated by this Agreement.

          C. Governmental Regulations. There are no pending, or, to the best knowledge of such Exchanging Shareholder or Branson after due inquiry, threatened, administrative, judicial, investigative, inspection or other proceedings involving the operation of any material part or portion of the Branson Business or Branson Property, or Branson's operation or involvement therewith.

          D. Authorities.

               1. General. Except as set forth in Exhibit E, no notice, written or oral, of modification, cancellation, default or dispute of or regarding any of the Branson Authorities has been received by Branson or is known to either Branson or such Exchanging Shareholder. Branson has not caused, suffered or permitted any breach or default to occur o exist under or with respect to any of the Branson Authorities. To the best of such Exchanging Shareholder's and Branson's knowledge, no material ground, basis, circumstance or event exists for modification, termination, suspension, restriction or limitation upon, or notice of default with regard to, the rights or authority granted by or pursuant to any of the Branson Authorities.

               2. Federal and State Law. Branson has timely and properly filed all reports and made all submissi ns known to be required under (i) all material federal laws, and (ii) the material laws of the states that are relevant to the conduct and operation of the Branson Business. Branson and the Branson Business are in all material respects in compliance with all such laws, rules and regulations.

     Section 4.10. Legal Proceedings. Except as set forth in Exhibit I:

          A. No Outstanding Judgments. There are no outstanding judgments against such Exchanging Shareholder or Branson (or its subsidiaries) encumbering or purporting to encum er any of the Branson Stock owned by such Exchanging Shareholder, the Branson Business or the Branson Property.

          B.  Pending  or  Threatened  Litigation  or  Proceedings.  There is no
     litigation  or  proceeding,   including,   without  limitation,   hearings,
     nvestigations and inspections, known to such

     Exchanging Shareholder or Branson to be pending or, to the best knowledge of such Exchanging Shareholder or Branson, threatened against any such Exchanging Shareholder or Branson in which Branson (or any of its subsidiaries) is a party, or against the Branson Business or the Branson Property, and which in the aggregate might result in a material adverse change in the Branson Business, Branson, the Branson Property or the prospects for or condition, financial or otherwise, of Branson or the Branson Business, or which questions the validity of any action taken or to be taken pursuant to or in connection with any of the provisions of this Agreement. Neither such Exchanging Shareholder nor Branson has any knowledge or information of incidents, circumstances or grounds that will or might reasonably result in the institution of any such litigation or proceedings in the reasonably foreseeable future.

          C. Permits and Payments. The execution, delivery and consummation of this Agreement will not affect: (i) the validity or e forceability of any permit, license, approval, license fees, taxes or tax agreements, or any of the Branson Authorities; or (ii) the operation of any of the Branson Business.

         Section 4.11. Taxes and Tax Returns. All taxes pertaining to Branson, its subsidiaries or the Branson Business required to be paid prior to the date of this Agreement by Branson, and all tax returns and documents required to be filed or submitted prior to such date on behalf of Branson (subject to proper extensions of time to file or pay), have been paid and properly and timely filed or submitted and were truly and correctly completed. Branson shall pay and file or submit in compliance with applicable law all taxes pertaining to Branson (or its subsidiaries) and the Branson Business that accrue or are incurred from the date of this Agreement to the Closing Date, together with all corresponding tax returns and documents. To the knowledge of Branson, there are no audits pending nor any outstanding agreements or waivers extending the statutory period of limitations applicable to any tax or tax return or document for any period. Branson has paid or caused to be paid all taxes which have become due pursuant to all tax returns and has paid all installments of estimated taxes due (subject to proper extensions of time to file or pay). All taxes and other assessments and levies which Branson (or its subsidiaries) is required by law to withhold or to collect have been duly withheld and collected, and have been paid over timely to the proper governmental authorities or trustee to the extent due and payable. Subsequent to the date hereof and prior to the Closing Date, all such returns and reports shall be timely and accurately filed, and any tax payable as shown thereby shall have been paid, as required by applicable law. There are no determined tax deficiencies or proposed tax assessments known to Branson, or the prospect for the same, against Branson or the Branson Business. Branson has made available true, complete and correct information to AGTI with regard to any and all taxes and tax returns, reports and documents referred to in this Section 4.11, including, without limitation, Branson's liability for the payment, filing or submission thereof. Branson has established (and until the Closing will establish) on its books and records reserves that are reasonably believed to be adequate for the payment of all taxes not yet due and payable, and there shall be no material difference between the amounts of the book basis and the tax basis of assets (net of liabilities) of Branson that are not accounted for by an accrual on the books for federal income tax purposes and Branson has accounted for deferred taxes in accordance with generally accepted accounting principles. There are no liens for taxes upon the assets of Branson, except liens, claims or encumbrances for taxes not yet due. No power of attorney has been granted with respect to or involving Branson with respect to any matter relating to taxes which is currently in force. Branson is not a party to any agreement or arrangement providing for the allocation or sharing of taxes. Branson has not filed (and shall not have filed prior to the Closing) a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended, including Treasury Regulations issued thereunder (the "Code") or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Branson. Branson is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated with respect to Branson, and Branson does not have knowledge that the Internal Revenue Service has proposed or has the basis to propose any such adjustment or change in accounting method. Branson is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Branson is not required to file any returns or pay taxes in any jurisdiction outside the United States. No election has been made with respect to Branson which was set forth on a statement, form or schedule (other than a statement, form or schedule with respect to depreciation) attached to a return and filed separately. All transactions which could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code) with respect to Branson are adequately disclosed (or, with respect to returns filed before the Closing will be adequately disclosed) on the returns required in accordance with Section 6661(b)(2)(B) of the Code.

     Section 4.12. Insurance. Branson has, and shall continue to have through the Closing, fire, theft, casualty and general liability insurance in full force and effect, the continuation of which shall not be adversely affected by the execution or delivery of this Agreement. Except as set forth in Exhibit J, Branson has no unpaid claim under any such insurance and has received no notice of termination of any such insurance. Branson currently has, and at Closing will have, all bonds, insurance coverage or insurance or surety arrangements in such amounts and providing such coverages as required by, and in compliance with, all of the Branson Interests, Branson Realty and Branson Authorities and applicable laws. All such bonding, insurance and surety agreements or arrangements are set forth in Exhibit J.

     Section 4.13. Adequacy of Authorities, Etc.

          A. Existence and Validity. The Branson Authorities necessary for the lawful operation of the Branson Business are listed in Exhibit E. Branson (or its subsidiaries) is curr ntly, and at the Closing shall be the valid holder of each of the Branson Authorities. Branson (or one of its subsidiaries) has all authorities that are necessary to carry on the operation of the Branson Business.

          B. Full Force. All of the material Branson Authorities are and shall be at Closing in full force and effect in all material respects based on their current terms and conditions.

          C. Enforceability. All of the Branson Authorities have been duly entered into and authorized and are validly issued and were obtained by or transferred to and accepted by Branson (or one of its subsidiaries) in accordance w th, and as required by the terms thereof and by applicable law. All of the material Branson Authorities are valid, binding and legally enforceable against third parties in accordance with their terms to the fullest extent authorized by law.

     Section 4.14. Unfulfilled Commitments. Branson has disclosed in Exhibit K all existing unfulfilled promises or commitments (other than those set forth in any agreement entered into in the usual and normal course of business) which Branson has made, including, without limitation, those for capital expenditures, assets or improvements, whether or not legally binding, which have been made or offered in connection with any of the Branson Business or any of the Branson Property, and including, without limitation, all construction and improvement programs in progress, including the status and contemplated completion date. The statements set forth in Exhibit K concerning the Branson Business and Branson Property are true and complete in all material respects.

     Section 4.15. Assumed Name. Branson has not owned the Branson Business or held any of the Branson Property under any fictit ous or assumed business name or trade name other than in its name, the names of its subsidiaries or those set forth in Exhibit L attached.

     Section 4.16. Personnel. Exhibit M is a list of the names and addresses of all officers, directors, employees, agents and other representatives of Branson and its subsidiaries. The number of Branson's full-time and part-time employees at the date of this Agreement does not exceed twenty (20).

     Section 4.17. Employment Contracts and Benefits. Exhibit N to this Agreement is a list of all employment contracts and collective bargaining agreements and all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Branson (or its subsidiaries) is a party or by which Branson (or its subsidiaries) is bound. All such contracts and arrangements are in full force and effect (except at the Closing, those required to be terminated pursuant to this Agreement or terminating prior to the Closing Date in accordance with their terms), and neither Branson (or its subsidiaries, if a party) nor any other party is in default under any of them. There have been no claims of default and, to the best of Branson's knowledge, there are no facts or conditions that if continued, or unnoticed, will result in a default under such contracts or arrangements. There is no pending or, to Branson's knowledge, threatened labor dispute, strike, or work stoppage affecting Branson or the Branson Business. Branson has complied with all applicable laws for its employee benefit plans, including the provisions of the Employee Retirement Income Security Act (ERISA), if and to the extent applicable; there are no threatened or pendinq claims by or on behalf of any such benefit plan, by or on behalf of any employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to Branson's knowledge, any basis for such a claim. Branson has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation, absolute or contingent, of AGTI or Branson (or its subsidiaries), to make any payment to any present or former employee following termination of employment.

     Section 4.18. Shareholders Directors and Officers. The shareholders, directors, and officers of Branson for the present and previous two (2) fiscal year periods, together with any owner or holder of rights or options to acquire any capital stock of Branson, including those granted by Branson, any of its subsidiaries or any Exchanging Shareholder, are set forth in the list of Officers, Directors and Shareholders attached as part of Exhibit O.

     Section 4.19. No Other Commitment to Sell or Exchange and Acquisition for Investment. None of the following is directly or indirectly in any manner subject to any written or oral commitment or arrangement, in whole or in part, for sale, exchange, transfer, assignment or disposition, including, without limitation, by operation of law or otherwise, other than as contemplated by this
Agreement: (a) the Branson Stock, or (b) the Branson Business or the Branson Property. Such Exchanging Shareholder will acquire the AGTI Exchange Shares to which such person is entitled under the terms of this Agreement for such Exchanging Shareholder's individual account for investment and not with a view to its public sale or distribution.

     Section 4.20. Enforceability. The terms and provisions of this Agreement and all instruments, documents, certificates and agreements made or delivered by or on behalf of such Exchanging Shareholder or Branson by reason of the transaction contempl ted hereby constitute the valid and legally binding obligations of such Exchanging Shareholder and Branson, and are enforceable against such Exchanging Shareholder or Branson, respectively, in accordance with the terms hereof and thereof, and constitute, or, upon their delivery, will constitute, the valid and legally binding obligations of the parties thereto, and each are, or, upon their delivery, will be enforceable in accordance with the terms of this Agreement and thereof.

     Section 4.21. Commissions. Neither such Exchanging Shareholder nor Branson has en ered into any agreement, commitment or obligation with regard to any brokerage commission or finder's fee in connection with negotiations leading up to the execution of, or arising out of any of the transactions contemplated by, this Agreement. AGTI shall not be liable, in whole or in part, for any brokerage commission or finder's fee incurred by Branson or any Exchanging Shareholder in connection with this Agreement or negotiations leading up to, or including, the execution of this Agreement or arising out of this Agreement or any transaction contemplated by this Agreement.

     Section 4.22. Patents, Trademarks, Licenses, Etc. Branson does not own or use any trademarks, trade names, service marks, patents, copyrights, registrations and has no application therefor or licenses or rights thereto except as set forth in Exhibit P. There is no violation or infringement of which Branson knows or reasonably should know, caused by the conduct of Branson's business, of any laws, statutes, ordinances or regulations or any right or concession, patent, trademark, trade name, copyright, know-how or other proprietary right of others, the enforcement of which would have a material adverse effect on the Branson Business.

     Section 4.23. Disclosure. No representation or warranty by such Exchanging Shareholder or Branson hereunder, nor any statement, instrument, schedule, exhibit or certificate furnished by or on behalf of such Exchanging Shareholder or Branson pursuant to or by reason of this Agreement or the Closing, knowingly contains or will contain any untrue statement of material fact, or knowingly omits to state a material fact necessary (i) to make the statements contained in this Agreement or therein not misleading, and (ii) to provide AGTI with complete, accurate and reliable information with respect to such Exchanging Shareholder, Branson, the Branson Business or the Branson Property.

                                    ARTICLE V

                COVENANTS OF BRANSON AND EXCHANGING SHAREHOLDERS

     Section 5.1. Affirmative Covenants Pending Closing. Branson shall, and each such Exchanging Shareholder shall, or shall cause Branson to, act, between the date of this Agreement and the Closing, as follows:

          A. Access. AGTI and its counsel, accountants and other representatives shall have reasonable access during normal business hours to all properties, books, accounts, records, contracts, documents and all data and information concerning the Branson Business, Branson's finances and the Branson Property, provided, however, that AGTI shall not impede or interfere unreasonably with the operations of either Branson or the Branson Business.

          B. Conduct of Business. Branson shall carry on he Branson Business diligently and in substantially the same manner as it previously has been carried out and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that vary materially from those methods used by Branson as of the date of this Agreement.

          C. Preservation of Business. Each Exchanging Shareholder and Branson shall use their respective best efforts to preserve Branson's business organization intact, to keep available to Branson its present employees (other than with respect to redu tions in force disclosed to AGTI), and to preserve present relationships with agents, suppliers, customers and others having material business relationships with Branson.

          D. Corporate Matters. Neither Branson nor any of its subsidiaries shall (i) amend its articles certificate of incorporation or bylaws; (ii) issue any additional shares of its capital stock (including any treasury stock); (iii) issue or create any warrants, obligations, subscriptions, options, convertib e securities, call, puts or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred from treasury; or
     (iv) agree to do any of the acts listed above; nor shall any Exchanging Shareholder agree to, or vote his/her/its Stock in favor of, any such amendment, issuance or creation.

          E. Maintenance of Insurance. Branson will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of the Branson Business.

          F. Employees and Compensation. Branson shall not agree to or agre to do, other than in accordance with the terms of a contract, to which Branson is currently a party, or a governmental, judicial or arbitration proceeding which has been disclosed in this Agreement, any of the following acts: (i) make any change in compensation payable or to become payable by Branson to any director, officer, employee, consultant, agent or representative; (ii) make any change in benefits payable to any director, officer, employee, agent, or representative under any bonus or pension plan or other contract or commitment; or (iii) modify any collective bargaining agreement to which Branson or any of its subsidiaries is a party or by which it is bound.

          G. New Transactions. Branson will not do or agree to do, without AGTI's consent, any of the following acts: (i) enter into any contract, commitment or transaction not in the usual and ordinary course of the Branson Business; (ii) enter into any contract, commitment, or transaction in the usual and ordinary course of business involving an amount exceeding $10,000, individually, or $50,000 in the aggregate; (iii) make any capital expenditure in excess of $10,000 for any single item or $50,000 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $10,000; or (iv) sell or dispose of any fixed assets with a net book value exceeding $10,000, individually, or $50,000 in the aggregate.

          H. Dividends, Distributions and Acquisitions of Shares. Branson will not: (i) declare, set aside, or pay any dividend or make any distribution in respect of it capital stock; (ii) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock; or (iii) enter into any agreement obligating it to do any of the foregoing acts.

          I. Liabilities and Waiver of Claims. Branson will not do, or agree to do, any of the following acts: (i) pay any obligation or liability, fixed or contingent, other than current liabilities in accordance with their previously agreed terms; (ii) waive or compromise any right or claim; or
     (iii) cancel, without full payment, any note, loan, or other obligation owing to Branson.

          J. Existing Agreements. Branson will not materially modify, amend, cancel, or terminate any of Branson's existing contracts or agreements which are material to the continuation of the Business following the Closing, or agree to do any of those acts.

          K. Consents. As soon as reasonably practicable after the execution and delivery of this Agreement, each Exchanging Shareholder and Branson will obtain the written consent of the persons described in Exhibit Q to this Agreement and will furnish to AGTI executed copies of those consents.

     Section 5.2. Exception. The foregoing covenants standing, Branson may pay legal fees and other charges it in connection with the negotiation and consummation Agreement.

                                   ARTICLE VI

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF AGTI

     AGTI hereby represents and warrants to and covenants with each of the Exchanging Shareholders as follows:

     Section 6.1. Authority. AGTI has full power and authority to execute and deliver this Agreement according to its terms and to consummate the transactions contemplated on AGTI's part by this Agreement. No consent of any third person is necessary to authorize the execution and delivery of this Agreement by AGTI or the consummation by AGTI of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by AGTI and is the valid and binding agreement of, and enforceable against, AGTI in accordance with the terms of this Agreement.

     Section 6.2. Commissions. AGTI has not entered into any agreement, commitment or obligation with regard to any brokerage commissions or finders' fees in connection with this Agreement, negotiations leading to the execution of, or arising out of any of the transactions contemplated by, this Agreement.

     Section 6.3. No Breach; Consents. The execution, delivery and performance of this Agreement by AGTI and the consummation of the ransactions contemplated hereby (a) do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon the assets of AGTI under, or require any authorization, consent, approval, exemption or other action by or notice to any third party under the provisions of any indenture, mortgage, lease, loan agreement or other agreement (oral or written) or instrument to which AGTI is a party, and (b) do not require any authorization, consent, approval, exemption or other action, other than as provided for in Section 6.6, by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which AGTI is subject.

     Section 6.4. Litigation. There is no claim action, suit or proceeding pending or, to the knowleedge of AGTI, threatened against AGTI or any of its properties which seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or to limit in any manner the right of AGTI to control Branson or any material aspect of the business of AGTI after the Closing Date, and there is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality or arbitrator outstanding against AGTI having, or which AGTI believes may in the future have, any such effect.

     Section 6.5. Acquisition for Investment. AGTI will acquire the Branson Stock for its individual account for investment and not with a view to its public sa e or distribution.

     Section 6.6. Consents, Etc. AGTI shall be responsible for obtaining any consents, approvals or authorizations of or designations, declarations or filings with, any person in connection with its execution, delivery or performance of this Agreement.

     Section 6.7. Exchange Shares. At Closing, AGTI will have sufficient shares of its capital stock available as AGTI Exchange Shares as required under Section
2.1. and in accordance with the specific terms thereof.

     Section 6.8. Organization, Good Standing and Approval. AGTI is duly org nized, validly existing and in good standing under the laws of the state of its organization. AGTI is qualified to do business and in good standing in each jurisdiction in which its activities require it to be so qualified. AGTI has all necessary power and authority to own, lease, and operate its properties and assets and to engage in the business which is contemplated by AGTI as and in the places where its property and assets are owned, leased, or operated or where such business is to be conducted. AGTI has no business other than described in its most recent Form 10-K, a copy of which has been provided to Branson.

     Section 6.9. Capitalization and Title to Shares. The authorized capital stock (of whatever class or character) of AGTI consists of 40,000,000 shares of common stock, $.005 par value, of which approximately 14,000,000 shares are currently issued and outstanding [other described]. All outstanding shares of AGTI's capital stock are validly issued, fully paid and non-assessable. The AGTI Exchange Shares will not be subject to any restrictions or limitations prohibiting or restricting transfer, other than restrictions on transferability imposed generally on securities by federal or applicable state securities laws, none of which will prevent the exchange transaction contemplated by this Agreement. There are no outstanding subscriptions, options, rights, puts, calls, warrants, convertible securities or other agreements or commitments obligating AGTI to issue or to transfer from treasury any additional shares of its capital stock of any class, except those set forth in Exhibit AA attached and all of which have been taken into account in arriving at the Branson Shareholder AGTI Ownership Percentage (as defined in Section 2.1). When issued, the AGTI Exchange Shares shall be fully paid and nonassessable shares of the outstanding capital stock of AGTI.

     Section 6.10. Financial Statements. The financial statements for AGTI (on a consolidated basis with its subsidiaries) attached as Exhibit BB are, and will be, true, correct and complete statements of the fina cial condition, assets and liabilities, and all reserves and accruals of AGTI as of the dates and for the periods covered, and they fairly present, in all material respects, the financial condition of AGTI for the period or periods covered and all of them were prepared in accordance with generally accepted accounting principles on a consistent basis with that of prior periods. Between the date(s) of such financial statements and the date of this Agreement, there has not been (i) any material adverse change in the condition, financial or otherwise, of AGTI or its business or assets except as set forth on Exhibit BB.1 or covered by subclause
(iii) below, (ii) any damage, destruction or loss,. whether or not covered by insurance, that materially and adversely affects AGTI or its business, (iii) any disposition or acquisition of any material asset other than in the normal course of business or otherwise disclosed to Branson, or (iv) any violations of any of AGTI's covenants, representations and warranties set forth in this Agreement.

     Section 6.11. Undisclosed Liabilities.

          A. Permitted Encumbrances. Except as set forth or described in Exhibit CC or taken into account in the financial statements described in Section
     6.10 above, as of the Closing there shall be no liens or encumbrances of any kind, nature or quantity whatsoever, directly, indirectly, actually or purportedly burdening, encumbering or pertaining to AGTI, its business or its assets.

          B. Indebtedness. Other than items (i) specified in the exhibits pertaining to AGTI in this Agreement, (ii) incurred pursuant to contracts, agreements or other commitments listed, described or referred to in the exhibits pertaining to AGTI in this Agreement, or (iii) of a type described in or referred to in any provision of this Agreement but not set out in the exhibits pertaining to AGTI in this Agreement, AGTI does not have any debts, liabilities or obligations of any nature, kind or quantity, whether accrued, absolute, contingent or otherwise and whether due or to become due, known or unknown, except:

               1. To the extent set forth on or reserved against in the balance sheet of AGTI included as Exhibit BB;

               2. Liabilities incurred since such balance sheet date and obligations under agreements entered into in the ordinary course of business; and

               3. Items that will not require payments by AGTI in excess of Two Hundred Thousand Dollars ($200,000.00)] in the aggregate within forty-five (45) days following the date of this Agreement.

          C. Economic, Property or Personal Liability. Except as su marized in Exhibit CC, AGTI has no knowledge of any fact, circumstance or occurrence which has given or might give rise to any material liability, obligation or claim for economic, property or personal injury or harm to any person, entity or property against AGTI.

     Section 6.12. Absence of Conflicting Agreements or Required Consents. The execution, delivery and consummation of this Agreement and the transactions contemplated hereby are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in a breach of, the terms, conditions or provisions of, or constitute a default under:

          A. AGTI's articles of incorporation, bylaws or other organizational or constating documents; or

          B. Any other agreement or instrument to which AGTI is now a party, or by which any of AGTI's business or assets is subject or bound. All approvals and consents required for AGTI to consummate the transactions contemplated by this Agreement have been obtained, or AGTI, in good faith, believes they will be obtainable within a reasonable period following the date of this Agreement.

     Section 6.13. Title to and Condition of AGTI Property. AGTI has no assets, properties or interests which it owns, or whi h is used, reasonably held for use or available for use in connection with its business which are not set forth in the financial statements referred to in Section 6.10 above. AGTI owns, and at the Closing shall own, without material exception, all of its assets and business in the manner and nature as necessary for the conduct of AGTI's operations and as taken into for purposes of their presentation in the financial statements referred to in Section 6.10 above.

          A. Title and Encumbrances. Except as arising in connection with the indebtedness of AGTI escribed in the financial statements referred to in
     Section 6.10 above or described in Section 6.11 above, no financing statement, deed of trust, chattel or other mortgage, or other security instrument or device, or notice of any thereof, under the laws of any jurisdiction with respect to AGTI's assets or business has been filed or recorded in any jurisdiction; and AGTI has not executed, nor has any person or entity executed on behalf of AGTI, any document or instrument authorizing any secured party thereunder to file any such financing statement, mortgage, deed of trust statement or other security device or instrument or notice of any thereof.

          B. Realty; Leases. All material interests in real property owned by AGTI are valid, subsisting, binding and enforceable by AGTI and there is no material default or breach by AGTI or, to the knowledge of AGTI, by the other party or parties thereto nor has any event occurred that, with the passage of time or the giving of notice, or both, would become a material breach or default, except as set forth in Exhibit DD. With respec to any such real property:

               i) AGT has not received any notice of the exercise of eminent domain or condemnation which may affect any of its material real property in any way, or any notice regarding the annexation of all or any of such property, and, to the best knowledge and belief of AGTI, no such action is pending or threatened.

               ii) None is subject to any preferential right of purchase in favor of any other person.

               iii) AGTI has no knowledge of any material structural defects or deficiencies or any subsurface or soil problems related to any material real property or improvement. The material HVAC, electrical and other operating systems within or about any improvements have been maintained in a good and workmanlike manner and are in good working order and condition normal wear and tear excepted.

               iv) AGTI has no knowledge of, nor has AGTI released or caused to be released, any hazardous substances on, about or from any part of its real property. To the best knowledge of AGTI, AGTI is in compliance with all environmental laws and regulations, except to the extent such non-compliance would not have a material adverse affect on the financial condition of AGTI or any of the material assets of AGTI.

          C. Contracts, Authorities, Etc. All presently existing contracts, agreements, licenses, permits, authorities, applications, consents, commitments, insurance policies, easements, servitudes, leases, rights-of-way, understandings or other arrangements creating or setting forth obligations, liabilities, rights, privileges or interests, whether written or oral, expressed or implied, connected with or relating to AGTI's business, are either:

               i) agreements, commitments, obligations or understandings, which if written, are listed in the exhibits referred to in this Section 6.13, and true and complete copies have been made available to Branson and the Exchanging Shareholders or, if oral and material to the business of AG I, their terms are described and summarized in the exhibits referred to in this Section 6.13; or

               ii) miscellaneous service or other contracts or agreements, all of which are terminable at will or upon notice of not more than thirty
          (30) days without penalty or o her liability of any kind.

     AGTI (and its subsidiaries) has complied in all material respects with all material provisions of such agreements and arrangements required to be complied with by AGTI in connection with its business or its assets. All payments required thereunder are curre t, and there are no material breaches or defaults thereunder in any respect. No event has occurred, which upon the giving of notice or lapse of time, or both, would constitute any such material breach or default. All of such agreements have been duly executed and delivered, and are now, and at Closing shall be, valid, binding upon, and enforceable by AGTI (and its subsidiaries) in accordance with their respective terms. True and complete copies of all documents referred to or covered by this Section 6.13 which have not been previously made available to Branson or the Exchanging Shareholders will be made available promptly to Branson and the Exchanging Shareholders upon request or upon discovery that they have not been previously made available to Branson or the Exchanging Shareholders.

          D. Subsidiaries. AGTI does not own, directly or indirectly, any interest or investment, whether equity or debt, in any corporation, partnership, company, trust, or other entity other than as set forth in Exhibit EE attached.

     Section 6.14. Compliance with Laws. AGTI (and its subsidiaries) has omplied and will continue to the Closing to comply in all material respects with all applicable material federal, state and local laws, rules and regulations, and with all material, pertinent provisions of any agreements or arrangements pertaining to any of its assets or business.


          A. Notice of Non-Compliance. AGTI has not received any notice, written or oral, asserting noncompliance in any material respect with applicable laws, rules or regulations of the United States of America, any state, county, municipality, or other political subdivision or any agency thereof having jurisdiction over AGTI, its subsidiaries or any of its business or assets.

          B. Defaults. AGTI (and its subsidiaries) is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other governmental authority in any respect material to the transactions contemplated by this Agreement.


          C. Governmental Regulations. There are no pending, or, to the best knowledge of AGTI after due inquiry, threatened, administrative, judicial, investigative, inspection or other proceedings involving the operation of AGTI's (or its subsidiaries) business or assets.

          D. Federal and State Law. AGTI has timely and properly filed all reports and made all submissions known to be required under (i) all material federal laws, and (ii) the material laws of the states that are relevant to the conduct and operation of AGTI's (or its subsidiaries) business. AGTI (and its subsidiaries) is in all material respects in compliance with all such laws, rules and regulations.

     Section 6.15. Taxes and Tax Returns. All taxes pertaining to AGTI, its subsidiaries or its business required to be paid prior to the date of this Agreement by AGTI, and all tax returns and documents required to be filed or submitted prior to such date on behalf of AGTI (subject to proper extensions of time to file or pay), have been paid and properly and timely filed or submitted and were truly and correctly completed. AGTI shall pay and file or submit in compliance with applicable law all taxes pertaining to AGTI (or its subsidiaries) that accrue or are incurred from the date of this Agreement to the Closing Date, together with all corresponding tax returns and documents. To the knowledge of AGTI, there are no audits pending nor any outstanding agreements or waivers extending the statutory period of limitations applicable to any tax or tax return or document for any period. AGTI has paid (or caused to be paid) all taxes which have become due pursuant to all tax returns and has paid all installments of estimated taxes due (subject to proper extensions of time to file or pay). All taxes and other assessments and levies which AGTI (or its subsidiaries) is required by law to withhold or to collect have been duly withheld and collected, and have been paid over timely to the proper governmental authorities or trustee to the extent due and payable. Subsequent to the date hereof and prior to the Closing Date, all such returns and reports shall be timely and accurately filed, and any tax payable as shown thereby shall have been paid, as required by applicable law. There are no determined tax deficiencies or proposed tax assessments known to AGTI, or the prospect for the same, against AGTI. AGTI has made available true, complete and correct information to Branson and the Exchanging Shareholders with regard to any and all taxes and tax returns, reports and documents referred to in this Section 6.15, including, without limitation, AGTI's liability for the payment, filing or submission thereof. AGTI has established (and until the Closing will establish) on its books and records reserves that are reasonably believed to be adequate for the payment of all taxes not yet due and payable, and there shall be no material difference between the amounts of the book basis and the tax basis of assets (net of liabilities) of AGTI that are not accounted for by an accrual on the books for federal income tax purposes and AGTI has accounted for deferred taxes in accordance with generally accepted accounting principles. There are no liens for taxes upon the assets of AGTI, except liens, claims or encumbrances for taxes not yet due. AGTI has not filed (and shall not have filed prior to the Closing) a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by AGTI. AGTI is not required to include in income any adjustment pursuant to
Section 481(a) of the Code by reason of a voluntary change in accounting method initiated with respect to AGTI, and AGTI does not have knowledge that the Internal Revenue Service has proposed or has the basis to propose any such adjustment or change in accounting method. AGTI is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. AGTI is not required to file any returns or pay taxes in any jurisdiction outside the United States. No election has been made with respect to AGTI which was set forth on a statement, form or schedule (other than a statement, form or schedule with respect to depreciation) attached to a return and filed separately. All transactions which could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code) with respect to AGTI are adequately disclosed (or, with respect to returns filed before the Closing will be adequately disclosed) on the returns required in accordance with Section 6661(b)(2)(B) of the Code.

     Section 6.16. Insurance. AGTI has, and shall c ntinue to have through the Closing, fire, theft, casualty and general liability insurance in full force and effect, the continuation of which shall not be adversely affected by the execution or delivery of this Agreement. Except as listed in Exhibit FF, AGTI has no unpaid claim under any such insurance and has received no notice of termination of any such insurance. AGTI currently has, and at Closing will have, all bonds, insurance coverage or insurance or surety arrangements in such amounts and providing such coverages reasonably as required by, AGTI's business and operations. All such bonding, insurance and surety agreements or arrangements are set forth in Exhibit FF.

     Section 6.17. Adequacy of Authorities, Etc.

          A. Existence and Validity. AGTI has all governmental authorities, licenses and rights that are necessary to carry on its business ("AGTI Authorities").

          B. Full Force. All of the material AGTI Authorities are and shall be at Closing in full force and effect in all material respects based on their curre t terms and conditions.

          C. Enforceability. All of the AGTI Authorities have been duly entered into and authorized and are validly issued and were obtained by or transferred to and accepted by AGTI in accordance with, and as required by the terms thereof and by applicable law. All of the material AGTI Authorities are valid, binding and legally enforceable against third parties in accordance with their terms to the fullest extent authorized by law.

     Section 6.18. Unfulfilled Commitments. AGTI has disclosed in Exhibit GG all existing unfulf lled promises or commitments (other than those set forth in any agreement entered into in the usual and normal course of business) which AGTI has made, including, without limitation, those for capital expenditures or improvements, whether or not legally binding, which have been made or offered in connection with any AGTI's business.

     Section 6.19. Assumed Name. AGTI has not conducted its business or held any of its assets under any fictitious or assumed business name or trade name other than "Selectro Vision," the AGTI logo and "Max Plus."

     Section 6.20. Employment Contracts and Benefits. Exhibit FF to this Agreement is a list of all employment contracts and collective bargaining agreements and all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which AGTI is a party or by which AGTI is bound. All such contracts and arrangements are in full force and effect (except at the Closing, those required to be terminated pursuant to this Agreement), and neither AGTI (or its subsidiaries, if a party) nor any other party is in default under any of them. There have been no claims of default and, to the best of AGTI's knowledge, there are no facts or conditions that if continued, or unnoticed, will result in a default under such contracts or arrangements. There is no pending or, to AGTI's knowledge, threatened labor dispute, strike, or work stoppage affecting AGTI. AGTI has complied with all applicable laws for its employee benefit plans, including the provisions of the Employee Retirement Income Security Act (ERISA), if and to the extent applicable; there are no threatened or pending claims by or on behalf of any such benefit plan, by or on behalf of any employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to AGTI's knowledge, any basis for such a claim. Except as set forth in Exhibit FF, has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation, absolute or contingent, of AGTI (or its subsidiaries), to make any material payment to any present or former employee following termination of employment.

     Section 6.21. Directors and Officers. The directors and officers of AGTI for the present and previous two (2) fiscal year periods, are set forth in the list of Officers and Directors attached as part of Exhibit HH.

     Section 6.22. Enforceability. The terms and provisions of this Agreement and all instruments, documents, certificates and agreements made or delivered by or on behalf of AGTI by reason of the tra saction contemplated hereby constitute the valid and legally binding obligations of AGTI, and are enforceable against AGTI in accordance with the terms hereof and thereof, and constitute, or, upon their delivery, will constitute, the valid and legally binding obligations of AGTI, and each are, or, upon their delivery, will be enforceable in accordance with the terms of this Agreement and thereof.

     Section 6.23. Patents, Trademarks, Licenses, Etc. AGTI does not own or use any trademarks, trade names, service marks, patents, copyrights, registratio s and has no application therefor or licenses or rights thereto except as set forth in Section 6.19 and Exhibit II attached. There is no violation or infringement of which AGTI knows or reasonably should know, caused by the conduct of Branson's business, of any laws, statutes, ordinances or regulations or any right or concession, patent, trademark, trade name, copyright, know- how or other proprietary right of others, the enforcement of which would have a material adverse effect on AGTI's business or financial condition.

     Section 6.24. isclosure. No representation or warranty by AGTI, nor any statement, instrument, schedule, exhibit or certificate furnished by or on behalf of any AGTI pursuant to or by reason of this Agreement or the Closing, knowingly contains or will contain any untrue statement of material fact, or knowingly omits to state a material fact necessary (i) to make the statements contained in this Agreement or therein not misleading, and (ii) to provide Branson and the Exchanging Shareholders with complete, accurate and reliable information with respect to AGTI and its business and assets.

     Section 6.25. Affirmative Covenants Pending Closing. AGTI shall act, between the date of this Agreement and the Closing, as follows:

          A. Access. Branson, the Exchanging Shareholders and their counsel, accountants and other representatives shall have reasonable access during normal business hours to all properties, books, accounts, records, contracts, documents and all data and information concerning AGTI and its business and assets, provided, however, that neither Branson nor any Exchanging Shareholder shall impede or interfere unreasonably with the operations of AGTI.

          B. Conduct of Business. AGTI shall carry on its business diligently and in substantially the same manner as it previously has been carried out and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that vary materially from those methods used by AGTI as of the date of this Agreement.

          C. Preservation of Business. AGTI shall use its best efforts to preserve AG I's business organization intact, to keep available to AGTI its present employees, and to preserve present relationships with agents, suppliers, customers and others having material business relationships with AGTI.

          D. Corporate  Matters.  Neither AGTI nor any of its subsidiaries shall
     (i) amend its articles, certificate of incorporation or bylaws; (ii) issue any additional shares of its capital stock (including any treasury stock);
     (iii) issue or create any warrants obligations, subscriptions, options, convertible securities, call, puts or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred from treasury; or (iv) agree to do any of the acts listed above.

          E. Maintenance of Insurance. AGTI will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business.

          F. Employees and Compensation. AGTI shall not agree to or agree to do, other than in accordance with the terms of a contract, to which AGTI is urrently a party, or a governmental, judicial or arbitration proceeding which has been disclosed in this Agreement, any of the following acts: (i) make any change in compensation payable or to become payable by AGTI to any director, officer, employee, consultant, agent or representative; (ii) make any change in benefits payable to any director, officer, employee, agent, or representative under any bonus or pension plan or other contract or commitment; or (iii) modify any collective bargaining agreement to which Branson is a party or by which it is bound.

          G. New Transactions. AGTI, without Branson's consent, shall not do or agree to do any of the following acts: (i) enter into any contract, commitment or transaction not in the usual and ordinary course of AGTI's business; (ii) enter into any contract, commitment, or transaction in the usual and ordinary course of business involving an amount exceeding $[10,000], individually, or $[50,000] in the aggregate; (iii) make any capital expenditure in excess of $[10,000] for any single item or $[50,000] in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $[10,000]; or (iv) sell or dispose of any fixed assets with a net book value exceeding $[10,000], individually, or $[50,000] in the aggregate.

          H. Dividends, Distributions and Acquisitions of Shares. AGTI will not:
     (i) declare, set aside, or pay any dividend or make any distribution in respect of its capital stock; (ii) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock; or (iii) enter into any agreement obligating it to do any of the foregoing acts.

          I. Liabilities and Waiver of Claims. AGTI will not do, or agree to do, any of the following acts: (i) pay any obligation or liability, fixed or contingent, other than current liabilities in accordance with their previously agreed terms; (ii) waive or compromise any right or claim; or
     (iii) cancel, without full payment, any note, loan, or other obligation owing to AGTI.

          J. Existing Agreements. AGTI will not materially modify, amend, cancel, or terminate any of AGTI's existing contracts or agreements which are material to the continuatio of its business following the Closing, or agree to do any of those acts.

     The foregoing covenants notwithstanding, AGTI may pay legal fees and other charges incurred by it in connection with the negotiation and consummation of this Agreement.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     Section 7.1. Conditions Precedent to AGTI's Obligations to Consummate the Exchange. AGTI's obligations to consummate the transactions contemplated by this Agreement are, at its option (collectively exercised), subject to compliance with, at or prior to Closing, each of the following conditions precedent:

          A. Branson Stock Transfer. The Exchanging Shareholders shall be eady, willing and able to transfer to AGTI indefeasible title to the Branson Stock as and in the kind, nature, quality, quantity and condition required by this Agreement. The Branson Stock delivered by the Exchanging Shareholders at the Closing shall not be less than ninety percent (901) of the issued and outstanding capital stock of Branson.

          B. Compliance. The Exchanging Shareholders and Branson shall have delivered to AGTI such evidence as AGTI may require that the Exchanging Shareholders and Branson have fully performed and complied with, wit out deviation materially adverse to AGTI, all required covenants, agreements, deliveries and conditions in the manner required by this Agreement.

          C. Representations, Warranties and Covenants. Branson's and each Exchanging Shareholder's representations and warranties, including, without limitation, those made to the knowledge of such Exchanging Shareholder or Branson, and the covenants of such Exchanging Shareholder and Branson shall be substantially true or performed and without material adverse change or deviation as of the Closing Date.

          D. No Changes. There shall be no actual or threatened order, de ree or ruling of any court or governmental agency, which has a material adverse affect on Branson, the Branson Business or the Branson Property. There shall not have occurred any event or condition materially and adversely affecting the Branson Business or its future prospects. There shall not have occurred any material adverse alteration or amendment of any of the terms, provisions or conditions of any of the Branson Interests, Branson Realty or Branson Authorities, nor shall any of the same shall have been materially and adversely modified (except as specifically required by this Agreement), suspended, restricted or canceled.

          E. Corporate Approval. The execution and delivery of this Agreement by Branson, and the performance of its covenants and obligations under it, shall have been duly authorized, and AGTI shall have received copies of all resolutions pertaining to that authorization, certified by the secretary or an assistant secretary of Branson.

          F. Termination of Shareholder Agreement. All shareholder agreements among any of Branson or any of the Exchanging Shareholders with respect t any of the Branson Stock owned by the Exchanging Shareholders shall have been terminated or shall be terminated effective with the Closing.

          G. Outstanding Branson Stock. At the Closing, there shall be no issued and outstanding capital stock of Branson other than (i) the Branson Stock,
     (ii) shares held by Branson as treasury stock or (iii) shares of Branson's capital stock held by shareholders other than the Exchanging Shareholders in a number not to exceed the number of shares of Branson's capital stock outstanding at the date of this Agreement less the number of shares of the Branson Stock to be delivered by the Exchanging Shareholders pursuant to this Agreement.

     Section 7.2. Deliveries Precedent to AGTI's Obligations to Consummate the Exchange. AGTI's obligation to consummate the share exchange contemplated by this Agreement is, at its option, subject to receiving from the Exchanging Shareholders or Branson, as appropriate, each of the following items at the
Closing:

          A. Conveyances and Other Documents. All stock certificates and stock powers duly executed in accordance wit the provisions of this Agreement to consummate the transfer of all Branson Stock to AGTI.

          B. Certificate of Exchanging Shareholders. The certificate(s) of the Exchanging Shareholders stating that, as of the Closing Date: (i) Exchanging Shareholder's representations and warranties, including, but not limited to, those made to the knowledge of such Exchanging Shareholder and Branson, set forth in this Agreement have been re-examined and are true, correct and complete, in all material respects and (ii) the Exchanging Shareholder's and Branson's covenants, agreements and conditions set forth in this Agreement have been fulfilled and complied with in the manner required by this Agreement, with only such exceptions as have been or may be reasonably approved prior to or at Closing in a separate writing by AGTI, such approval not to be withheld if such exceptions do not materially and adversely affect the transactions contemplated by this Agreement.

          C. Post-Closing Agreements. All agreements necessary to effectuate the provisions of undertakings to be performed subsequent to the Cl sing shall have been delivered by the persons required to deliver the same or AGTI shall have received such assurances of the Exchanging Shareholders that any such agreements not delivered at the Closing will be delivered promptly following the Closing.

          D. Consents. All necessary approvals, amendments and consents to the transfer or assignment of the Branson Stock and the resulting change in ownership of Branson, on terms not less favorable than those currently afforded to Branson, or the Branson Business, including, without limitation, all Branson Interests, Branson Realty, Branson Authorities, permits, licenses, easements, rights-of-way and leases. AGTI, the Exchanging Shareholders and Branson shall cooperate to obtain such approvals, amendments and consents, but any failure to so cooperate shall not affect theo Exchanging Shareholders' or Branson's obligation to obtain the same as required by this Agreement.

          E. Release. Branson shall have received a release or releases, in form and substance reasonably satisfactory to AGTI, executed by each Exchanging Shareholder in favor of Branson and rel asing Branson from any and all manner of actions, causes of action, suits, proceedings, claims, demands or damages which such Exchanging Shareholder(s) ever had, now has or may have against Branson for or by reason of any matter, cause or thing whatsoever done or omitted to be done by Branson up to the Closing Date other than in respect of obligations to such Exchanging Shareholder arising in respect of:

               i) on-going obligations (including indebtedness in respect of promissory notes or advances) of Branson to such shareholder(s), as agreed to in writing by GTI; or

               ii) earned but unpaid salary or employee o director benefits for the then current or any past pay period.

          F. Legal Opinion. AGTI shall have received an opinion or opinions of U.S. counsel to Branson and the Exchanging Shareholders in form and substance reasonably satisfactory to AGTI and its counsel covering (i) the due incorporation and good standing of Branson, (ii) the due issuance and non-assessibility of the Branson Stock and (iii) the due authorization, execution and delivery of this Agreement by Branson and the Exchanging Shareholders and the enforceability hereof against each of them.

          G. FIRPTA Certificate. AGTI shall have received an appropriate statement or certificate complying with the requirements of Sections 897 and 1445 of the Code from each Exchanging Shareholder to the extent required by such sections.

          H. Stock Offering. AGTI shall have undertaken and completed the following issuance of or transaction involving the common stock, $.005 par value, of AGTI:

               i) An offering of 1,000,000 units, consisting of one (1) share of AGTI common stock and an option to purchase one (1) additional share of AGTI common stock at an nitial exercise price of U.S. $1.50 per share, to an investor or group of investors to be designated by Branson. The per unit purchase price shall be the lesser of (a) U.S. $1.00 or (b) a 37% discount from the average closing bid price for AGTI common stock for the 30-day period prior to the effective date of such offering. The options shall be exercisable for at least twelve
          (12) months following their issuance. Such offering will be undertaken in reliance on Rule 504, and the AGTI common stock sold pursuant thereto shall not be "restricted stock," but the options and underlying AGTI common stock may be restricted. AGTI shall have the obligation to undertake the registration of such options at a price equal to at least U.S. $1.50 per option share upon the written request of the holder(s) of at least fifty one percent (51%) of the then outstanding options; provided that AGTI has not within the previous twelve (12) months completed a registered offering of its securities under which the holders of the common stock issued under this clause 7.2H have not registered or qualified their stock. It is further agreed and understood that the said holders will at all times have the right to have their shares registered with any offerings made to the public of AGTI's shares commonly referred to as "piggy back" registration rights.

     Section 7.3.  Conditions  Precedent to the  Obligations  of the  Exchanging
Shareholders  to Consummate  the Exchange.  The  obligations  of the  Exchanging
Shareholders under this Agreement are, at the option of the Exchanging Shareholders collectively exercised), subject to compliance with, at or prior to Closing, each of the following conditions precedent:

          A. Compliance. AGTI shall have delivered to the Exchanging Shareholders such evidence as the Exchanging Shareholders may require that AGTI has fully complied with and performed, without deviation materially adverse to the Exchanging Shareh-olders, all covenants, agreements and conditions required to be complied with or performed by AGTI in the manner required by this Agreement.

          B. Representations, Warranties and Covenants. All of AGTI'S representations nd warranties, including those made to the knowledge of AGTI, and covenants shall be substantially true or performed, as applicable, without material adverse change as of the Closing Date.

          C. Certificate. AGTI shall have delivered to the Exchanging Shareholders a certificate stating that (i) the representations and warranties of AGTI set forth in this Agreement have been re-examined and are true, correct and complete in all material respects, and (ii) AGTI's covena ts, agreements and conditions set forth in this Agreement have been fulfilled and complied with in the manner required by this Agreement in all material respects as of the Closing Date with only such exceptions, if any, as have been or may be approved prior to or at Closing in a separate writing by the Exchanging Shareholders (collectively) at their sole discretion, such approval not to be withheld if such exceptions do not materially and adversely affect the transactions contemplated by this Agreement.

          D. Legal Opinion. A legal opinion of AGTI' counsel dated the Closing Date and addressed to the Exchanging Shareholders covering such matters as required by, and in form and substance reasonably acceptable to, the Exchanging Shareholders and their counsel.

     Section 7.4. Conditions to All Parties' Obligation to Consummate the Exchange.

          A. Value of Branson. The Branson Property shall have an appraised value (or AGTI shall agree that such value shall exist) in excess of U.S. $8,000,000.

          B. Employment Agreements. An employment agreement for Robert Silzer as the principal executive and operating official of AGTI, Branson and their subsidiaries, from and after the Closing Date be ween such persons and their respective employers (i.e., AGTI, Branson or their subsidiaries, as appropriate) shall have been agreed in form and substance acceptable to each of the parties thereto and shall be in effect as of the Closing Date, subject only to the Closing having occurred.

          C. Major Decisions. AGTI and Branson shall have agreed to a written operating procedure whereby such persons shall have designated what matters involving AGTI and Branson shall be considered "Major Operating Decisions," including, but not limited to, disposition of a material asset, agreements with affiliates, and the procedure(s) to be followed by the persons who act as executive or operating officials of AGTI, Branson or their subsidiaries in dealing with and obtaining authorization for any transaction involving a Major Operating Decision. Such procedure shall not require any individual to breach or otherwise violate any duty owed as an officer, director or other official of an entity.

          D. Separate Business Units. Subject always to their respective duties as officers and/or directors of either AGTI and Branson or any subsidiary of AGTI or Branson shall have reached a written understanding as to the operation and conduct of the respective businesses of each of AGTI and Branson after the Closing Date and the continuation (or future appointment) of the directors and officers of Branson and its subsidiaries and their day-to-day and general authority in respect of the Branson Business.

     Section 7.5. Post-Closing Undertakings. In the event a Party shall temporarily waive any condition or delivery which is a condition to such Party's obligations to consummate the transactions contemplated by this Article VII at the Closing, the Party required to fulfill such condition or make such delivery shall fulfill such conditions or make such delivery promptly following the Closing as the Parties shall agree, but in no event later than [forty-five (45)] days following the Closing Date. The Parties shall make a written record as of the Closing Date with respect to any such condition or delivery required to be fulfilled on delivery following the Closing Date, and each Party (to the extent required) shall use its reasonable best efforts to ensure that all such conditions or deliveries are fulfilled or made timely thereafter.

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.1. Non-Performance. Branson on behalf of itself and the Exchanging Shareholders (acting collectively) or AGTI shall have the right to terminate this Agreement at or prior to Closing in the event that the other party is in default in the performance of any of such party's material obligations to be performed under this Agreement, or should any covenant, warranty or representation made by the other party in this Agreement prove to be incorrect or incomplete in any material sense, provided, however, that the party against whom such termination is to be exercised shall have the right, for a period of [five (5)] days following receipt of written notice from the other of the alleged default, to correct or satisfy any such condition or covenant necessary to the consummation of this Agreement. Nothing in this Agreement shall be construed as relieving a party from liability for damages, including, but not limited to, expenses reasonably incurred in the negotiation and preparation of this Agreement, to the other party for breach of such party's obligations under or by reason of this Agreement if this Agreement is terminated by the non-defaulting party under the provisions of this Section 8.1. In addition to any other remedy for breach of this Agreement, relief by way of specific performance shall be available to either AGTI or Exchanging Shareholders (acting collectively) to enforce the terms of this Agreement.

     Section 8.2. Branson Risk of Loss. Any loss or damage, other than ordinary wear and tear, to the Branson Business or the Branson Property prior to the Closing by reason of fire, explosion, earthquake, windstorm, accident, flo d, act of God, war, seizure or activities of the armed forces, nuclear attack, or other casualty, shall, to the extent not covered by insurance, be the responsibility of, and be borne by, Branson as to any of the Branson Property or the Branson Business and Exchanging Shareholders as to the Branson Stock. If such loss or damage is sufficiently substantial to preclude the resumption of normal operations or a substantially complete restoration of any substantial part of the Branson Business within [thirty (30)] days after it first occurs, or if such loss or damage materially and adversely affects the value of the Branson Business to the extent of more than [twenty percent (20%)] of its fair market value, either Branson or the Exchanging Shareholders shall immediately notify AGTI in writing. AGTI, at any time within [fifteen (15)] days after receipt of such notice, may elect to either: (i) accept the indirect benefit of the proceeds of any insurance coverage and consummate the transaction contemplated by this Agreement, or (ii) terminate this Agreement. If AGTI elects to terminate this Agreement, all Parties shall be fully released and discharged from any and all obligations under this Agreement. If AGTI elect to consummate the transactions contemplated by this Agreement, the Exchange Shares shall be reduced in number to fairly compensate it for the amount of such loss or damage to the extent the AGTI does not receive the benefit of compensatory insurance proceeds through Branson on or before the Closing Date or there are no arrangements in place to ensure that such benefit will be forthcoming after the Closing Date or there are no arrangements in place to ensure that such benefit will be forthcoming promptly after the Closing Date.

                                   ARTICLE IX

                            POST-CLOSING OBLIGATIONS

     Following the Closing Date, AGTI shall undertake the following issuances of or transactions involving the common stock, $.005 par value, of AGTI:

          i) An offering of 1,000,000 shares of AGTI common stock at U.S. $1.25 per share, such offering to be consummated pursuant to Regulation S promulgated under the Securities Act of 1933 within thirty (30) days following the listing of AGTI on NASDAQ.

          ii) A best efforts offering or offerings for AGTI common stock at an aggregate offering price of not less than U.S. $4,000,000 and up to U.S. $10,000,000 within sixty (60) days following AGTI becoming a listed company on NASDAQ.

                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1. Statements Deemed Representations. All statements contained in this Agreement and in any attachment, exhibit, schedule, certificate or other ins rument or document attached to this Agreement or delivered by or on behalf of AGTI, Branson or any Exchanging Shareholder to another Party in connection with the transactions contemplated hereby shall be deemed representations and warranties of the person making such statement.

     Section 10.2. Survival. The covenants, representations, warranties and agreements made by AGTI or Exchanging Shareholders in this Agreement, the attachments, exhibits and schedules hereto, and in the agreements, certificates, instruments and documents delivered in connection with the transactions contemplated hereunder, shall survive the Closing.

     Section 10.3. Exchanging Shareholders' Agreement to Indemnify.

          A. Indemnification. Subject to the conditions and provisions set forth herein, each Exchanging Shareholder, severally and not jointly, hereby indemnifies and agrees to defend and hold harmless AGTI from and against all claims, actions, losses, damages, liabilities, diminutions or reductions in value, costs and expenses, including, without limitation, reasonable attorneys' fees, and costs of litigation asserted against, sustained or incurred by AGTI or Branson, which result from claims asserted by third parties based on events or circumstances arising from the conduct of the Branson Business prior to the Closing Date ("AGTI Damages").

          B. Limitation of Liability. The Exchanging Shareholders, shall be obligated to indemnify AGTI only for those AGTI's Damages to which AGTI has given the Exchanging Shareholders written notice within the applicable statute of limitations period. Any written notice delivered by AGTI pursuant to this Subsection 10.3.B shall set forth the basis of the claim for

     AGTI's Damages and a reasonable estimate of the amount if such an estimate is reasonably possible at that time. The Exchanging Shareholders' obligations to indemnify AGTI shall apply only to AGTI's Damages exceeding in the aggregate [One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00)], and shall be limited to the aggregate number of AGTI
     Exchange Shares received by Exchanging Shareholders pursuant to this Agreement. The Exchanging Shareholders shall share in such indemnification obligation on a pro rata basis determined by reference to such Exchanging Shareholder's pro rata share of the AGTI Exchange Shares received at Closing, unless the AGTI Damages shall relate solely to a breach by a particular Exchanging Shareholder of such person's express and sole undertaking, warranty, representation or covenant hereunder in which case such Exchanging Shareholder shall be solely liable therefor to the extent of the AGTI Exchange Shares received by such person. In no event shall any Exchanging Shareholder by liable to AGTI in money for any AGTI Damages. If an Exchanging Shareholder shall not have sufficient AGTI Exchange Shares to enable such person to fulfill such person's indemnity obligation hereunder, such Exchanging Shareholder (subject to an option to pay the amount thereof in cash as provided below) shall undertake to acquire a sufficient number of the issued and outstanding common stock of AGTI from third parties to satisfy such obligation unless AGTI and such person shall otherwise agree. The number of shares of AGTI Exchange Shares (or AGTI common stock otherwise acquired) to be delivered in satisfaction of any claim for AGTI Damages shall be the amount of such damages divided by the average of the per share closing bid prices for AGTI common stock on each of the fifteen
     (15) trading days for which such bid information is available immediately prior to the date on which such person shall be finally determined to be liable for such AGTI Damages. At the sole and exclusive option of the person liable for such AGTI Damages, such person may pay the amount thereof in good bank funds in lieu of transferring AGTI common stock in satisfaction of such claim.

          C. Conditions of Indemnification. The obligations and liabilities of an Exchanging Shareholder under this Section 10.3 with respect to claims for AGTI's Damages shall be subject to the following terms and conditions:

               1. No later than thirty (30) days after discovery of the basis for any claim for AGTI's Damages, AGTI will give prompt notice of AGTI's claim for AGTI Damages, and with respect to any claims other than claims joined with a claim for non-monetary relief which AGTI elects to defend, the Exchanging Shareholders will undertake the defense by representatives of their own choosing who are reasonably satisfactory to AGTI.

               2. In the event that Exchanging Shareholders fail to undertake the defense within sixty (60) days after notice of any claim for AGTI's Damages or in the event of claims joined with a claim for non-monetary relief, AGTI will have the right to undertake the defense, compromise or settlement of those claims for the account of the Exchanging Shareholders.

               3. AGTI will give the Exchanging Shareholders prompt notice of the commencement of any tax audit relating to Branson or the Branson Business involving periods prior to the Closing Date.

          D. Non-exclusivity. The Exchanging Shareholders' agreement to indemnify AGTI in this Section 10.3 shall limit AGTI's claims for any-Exchanging Shareholder's breach of this Agreement, and AGTI shall not be entitled to any double recovery for any damage or injury suffered.

     Section 10.4. AGTI's Agreement to Indemnify.

          A. Indemnification. Subject to the conditions and provisions set forth herein, AGTI, hereb indemnifies and agrees to defend and hold harmless the Exchanging Shareholders from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses including, without limitation, reasonable attorneys' fees, costs of litigation, asserted against or incurred by the Exchanging Shareholders resulting from claims arising out of a breach of AGTI's warranties, representations or covenants under this Agreement or the operation and the conduct of the Branson business after the Closing ("Exchanging Shareholders' Damages").

          B. Limitation of iability. If the transactions provided for hereunder proceed to Closing, AGTI shall be obligated to indemnify the Exchanging Shareholders only for those Exchanging Shareholders' Damages of which the Exchanging Shareholders have given AGTI written notice within the applicable statute of limitations period. Any written notice delivered by the Exchanging Shareholders to AGTI pursuant to this Subsection 10.4.B shall set forth the basis of the claim for Exchanging Shareholders' Damages and a reasonable estimate of the amount if such an estimate is reasonably possible at that time.

          C. Conditions of Indemnification. The obligations and liabilities of AGTI under Section 10.4 with respect to claims for the Exchanging Shareholders' Damages shall be subject to the following terms and conditions:

               1. No l ter than sixty (60) days after discovery of the basis for any claim for Exchanging Shareholders' Damages, Exchanging Shareholders will give AGTI prompt notice of the claim for Exchanging Shareholders' Damages, and with respect to any claim other than claims joined with a claim for non-monetary relief which the Exchanging Shareholders elect to defend, AGTI will undertake the defense by representatives of its own choosing who are satisfactory to the Exchanging Shareholders.

               2. In the event that AGTI fails to undertake the defense within thirty (30) days after notice of a claim for Exchanging Shareholders' Damages or in the event of claims joined with a claim for non-monetary relief, the Exchanging Shareholders will have the right to undertake the defense, compromise or settlement of those claims for Exchanging Shareholders, Damages for the account of AGTI.

          D. Non-exclusivity. AGTI's agreement to indemnify the Exchanging Shareholders in this Section 10.4 shall not limit the Exchanging Shareholders' claims for AGTI's breach of this Agreement, but the Exchanging Shareholders shall not be entitled to double recovery for any damages or injury suffered.

          E. Representative. Unless the claim for Exchanging Shareholders' Damages shall be only a claim asserted by one Exchanging Shareholder, all claims therefor shall be asserted through an authorized representative for all Exchanging Shareholders as a class. Such representatives also shall be responsible for and providing any waiver under the provisions of this Agreement if required to be collectively provided by the Exchanging Shareholders. The initial representative of the Exchanging Shareholders, as a class, shall be Grady Sanders. The actions of such representative on behalf of the Exchanging Shareholders, as a class, shall be binding on all Exchanging Shareholders.

     Section 10.5. Additional Conveyances. Upon AGTI's request and at AGTI's expense (except for the conveyances contemplated by Section 2.2.A) after the Closing, the Exchanging Shareholders shall make, execute, and deliver to AGTI additional assignments, and other instruments and agreements, including, without limitation, transfer and conveyance documents, as may be reasonably necessary to consummate the transactions contemplated by this Agreement. AGTI and the Exchanging Shareholders agree to use their respective best efforts to take or cause to be taken all such action and to do or cause to be done, all such things as may be necessary or advisable or lawful and proper under all applicable laws, to consummate and make effective the exchange of the Branson Stock for the AGTI Exchange Shares and other transactions contemplated by this Agreement, and to ensure that as of the Closing Date, each of them will be under no material, individual, corporate, legal or contractual restrictions which would prohibit the exchange of shares contemplated by this Agreement or be contravened by such exchange.

     Section 10.6. Notice. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been properly given when de-livered in person to the person to whom the notice is directed, or three (3) days after being deposited in the United States mail, certified mail, return receipt requested, addressee only, first-class postage prepaid, with a postmark no later than the day specified for such notice, to the parties addressed, or to such other address or attention as the party to be given such notice may designate by notice to the other party in the manner prescribed herein, as follows:

          A.  If to the Exchanging Shareholders:

              c/o Mid-Pacific Capital Insurance, Inc.
              32 Sackville Street
              Lower Ground Floor
              London, England WIX IDD

          B.  If to AGTI:

              1878-701 West Georgia Street
              P.O. Box 10109, Pacific Center
              Vancouver, British Columbia V74166

          C.  If to Branson:

              c/o Edward A. Cerkovnik, Jr.
              Pendleton, Friedberg, Wilson,
              Hennessey & Meyer, P. C.
              303 E. 17th Avenue, Suite 1000
              Denver, CO 80203

     Section 10.7. Assignment or Substitution. No Party shall transfer, assign, pledge, hypothecate or otherwise, by operation of law or otherwise, dispose of any of its interest in or to this Agreement without the prior written consent of the other Parties. In the event that a Party attempts to assign this Agreement or any of the rights or duties hereunder to any third party in violation of this covenant, the non-assigning party or parties may immediately terminate this Agreement.

     Section  10.8.  Several   Obligations  of  Exchanging   Shareholders.   The
representations,   warranties,   covenants  and   agreements  of  an  Exchanging
Shareholder in this Agreement is several and not joint.

     Section 10.9. Applicable Law and Remedies. The terms, conditions and other provisions of this Agreement shall be governed and construed according to the internal laws of the State of Wyoming, excepting any that may require the application of the laws of another jurisdiction. In addition to any other remedies at law or in equity for breach of this Agreement, AGTI and the Exchanging Shareholders (collectively) shall have the right to specifically enforce this Agreement; provided that, such remedy shall not be in limitation of any other remedies at law, in equity, by statute or otherwise, but rather shall be in addition thereto. All remedies at law, in equity, by statute or otherwise shall be cumulative and may be enforced concurrently or from time to time and the election of any remedy or remedies shall not constitute a waiver of the right to pursue other available remedies.

     Section 10.10. Taxes and Expenses. Each Party shall, subject to the terms of this Agreement, bear such Party's own expenses and costs in connection with the preparation, negotiation of, and such Party's performance and compliance with this Agreement.

     Section  10.11.  Parties  in  Interest.  Subject  to  Section  10.7 of this
Agreement, all agreements entered into in connection with the transactions contemplated by this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, ersonal representatives, successors or assigns.

     Section 10.12. Waiver. No waiver of any breach of any term, condition or provision of this Agreement shall constitute a waiver of any other breach or any other term, condition or provision, and no consent of a Party to any departure therefrom by another Party shall be effective unless such waiver is in writing and signed by a duly authorized representative of AGTI. Such waiver will be effective only for the period, on the conditions and for the specific instances and purposes specified. No notice to, or demand on Exchanging Shareholders shall entitle a Party to any other or further notice or demand.

     Section 10.13. Entire Agreement; Alteration or Amendment. This Agreement merges all previous negotiations between the Parties, supersedes all prior discussions and correspondence between the Parties, and constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement. No alteration, modification, or change of this Agreement shall be valid except by a written instrument executed by the party to be charged.

     Section 10.14. Captions. The captions and headings in th s Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     Section 10.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts, when taken together, shall constitute one and the same Agreement.

     Section 10.16. Approval of Documents. The form and substance of all agreements, instruments, documents, consents,

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



approvals, certificates and opinions to be made, obtained or delivered by or on behalf of any party hereto in connection with the transactions contemplated by this Agreement, including, without limitation, those to be obtained from third parties and those to be delivered at Closing, shall be subject to prior approval by the other party(ies). Each Party shall endeavor to furnish the others with copies thereof at a reasonable time (i) in the case of instruments, consents or approvals of or from third parties, prior to submission or delivery thereof to any such third parties; and (ii) in the case of all such agreements, instruments, documents, consents, approvals, certificates and opinions, prior to the time required by this Agreement for delivery.

          Section 10.17. Expenses of Enforcement. If any Party initiates an action to enforce any provision of this Agreement or any agreement, instrument or document made or delivered in connection herewith, or for damages by reason of an alleged breach of any provision, the prevailing party shall be entitled to receive from the other party(ies) all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action, in addition to any other award or relief.

     Section 10.18. Compliance with Conditions. Each of the Parties covenants and agrees with the other to exercise such Party's best efforts and the utmost good faith to perform, comply with and otherwise satisfy every condition to be satisfied by such Party under this Agreement.

     Section 10.19. Materiality. The Parties agree that for purposes of this Agreement and documents made or delivered in connection herewith (i) a matter shall be deemed "material" if it concerns something about which an average prudent buyer ought to be reasonably informed, and (ii) a misrepresented, untrue, incomplete or omitted fact shall be deemed material if there is a substantial likelihood that an average prudent buyer would consider it important in deciding whether to exchange Branson Stock for AGTI Exchange Shares or vice versa.

     Section 10.20. Pronouns and Terms. In this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall include all gender forms.

     Section 10.21. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffe tive only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement unless the consummation of the transaction contemplated hereby is adversely affected thereby.

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


     IN WITNESS WHEREOF, the parties hereto have made and delivered this Agreement as of the day first above written.

                                   AGTI:

                                   Advanced Gaming T chnology, Inc.


                                   By:______________________________

                                      Its __________________________



                                   BRANSON:

                                   Branson Signature Resorts, Inc.


                                   By:_____________________________

                                      Its _________________________



                                   EXCHANGING SHAREHOLDERS:


                                   ________________________________

                                   ________________________________



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